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                                                                     Exhibit 4.2

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                                    INDENTURE

                                      Among

                         LUMINENT MORTGAGE TRUST 200_-_
                                   as Issuer,

                                      [o],
                               as Master Servicer

                                       and

                                      [o],
                              as Indenture Trustee

                                 Dated as of [o]

                         LUMINENT MORTGAGE TRUST 200_-_
                      MORTGAGE-BACKED NOTES, SERIES 200_-_

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.....................      2
   SECTION 1.1   DEFINITIONS.............................................      2
   SECTION 1.2   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......     27
   SECTION 1.3   RULES OF CONSTRUCTION...................................     27

ARTICLE II THE NOTES.....................................................     28
   SECTION 2.1   FORM....................................................     28
   SECTION 2.2   EXECUTION, AUTHENTICATION, DELIVERY AND DATING..........     29
   SECTION 2.3   REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.....     29
   SECTION 2.4   MUTILATED, DESTROYED, LOST OR STOLEN NOTES..............     31
   SECTION 2.5   PERSONS DEEMED OWNERS...................................     31
   SECTION 2.6   PAYMENT OF PRINCIPAL AND INTEREST.......................     31
   SECTION 2.7   CANCELLATION............................................     32
   SECTION 2.8   AUTHENTICATION OF NOTES.................................     33
   SECTION 2.9   BOOK-ENTRY NOTES........................................     35
   SECTION 2.10  NOTICES TO CLEARING AGENCY..............................     35
   SECTION 2.11  DEFINITIVE NOTES........................................     36
   SECTION 2.12  TAX.....................................................     36
   SECTION 2.13  RELEASE OF COLLATERAL...................................     36

ARTICLE III COVENANTS....................................................     37
   SECTION 3.1   PAYMENT OF PRINCIPAL AND INTEREST.......................     37
   SECTION 3.2   MAINTENANCE OF OFFICE OR AGENCY.........................     37
   SECTION 3.3   MONEY FOR PAYMENTS TO BE HELD IN TRUST..................     37
   SECTION 3.4   EXISTENCE...............................................     39
   SECTION 3.5   PROTECTION OF COLLATERAL................................     39
   SECTION 3.6   OPINIONS AS TO TRUST FUND...............................     40
   SECTION 3.7   PERFORMANCE OF OBLIGATIONS..............................     40
   SECTION 3.8   NEGATIVE COVENANTS......................................     41
   SECTION 3.9   COVENANTS OF THE ISSUER.................................     42
   SECTION 3.10  RESTRICTED PAYMENTS.....................................     42
   SECTION 3.11  TREATMENT OF NOTES AS DEBT FOR TAX PURPOSES.............     42
   SECTION 3.12  NOTICE OF EVENTS OF DEFAULT.............................     43
   SECTION 3.13  FURTHER INSTRUMENTS AND ACTS............................     43
   SECTION 3.14  ANNUAL STATEMENT AS TO COMPLIANCE.......................     43
   SECTION 3.15  REPRESENTATIONS AND WARRANTIES OF THE ISSUER............     43
   SECTION 3.16  ANNUAL OPINIONS AS TO COLLATERAL........................     44

ARTICLE IV SATISFACTION AND DISCHARGE....................................     44
   SECTION 4.1   SATISFACTION AND DISCHARGE OF INDENTURE.................     44
   SECTION 4.2   APPLICATION OF TRUST MONEY..............................     45

ARTICLE V EVENTS OF DEFAULT; REMEDIES....................................     46
   SECTION 5.1   EVENTS OF DEFAULT.......................................     46
   SECTION 5.2   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT......     47
   SECTION 5.3   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                    INDENTURE TRUSTEE....................................     47
   SECTION 5.4   REMEDIES; PRIORITIES....................................     50
   SECTION 5.5   LIMITATION OF SUITS.....................................     51
   SECTION 5.6   UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL
                    AND INTEREST.........................................     52
   SECTION 5.7   RESTORATION OF RIGHTS AND REMEDIES......................     52
   SECTION 5.8   RIGHTS AND REMEDIES CUMULATIVE..........................     52
   SECTION 5.9   DELAY OR OMISSION NOT A WAIVER..........................     52
   SECTION 5.10  CONTROL BY NOTEHOLDERS..................................     52
   SECTION 5.11  WAIVER OF PAST DEFAULTS.................................     53
   SECTION 5.12  UNDERTAKING FOR COSTS...................................     53


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                                TABLE OF CONTENTS

                                                                            PAGE
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   SECTION 5.13  WAIVER OF STAY OR EXTENSION LAWS........................     53
   SECTION 5.14  ACTION ON NOTES.........................................     53
   SECTION 5.15  OPTIONAL PRESERVATION OF THE COLLATERAL.................     54
   SECTION 5.16  PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS......     54

ARTICLE VI   THE INDENTURE TRUSTEE.......................................     54
   SECTION 6.1   DUTIES OF INDENTURE TRUSTEE.............................     55
   SECTION 6.2   RIGHTS OF INDENTURE TRUSTEE.............................     57
   SECTION 6.3   INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE..................     58
   SECTION 6.4   INDENTURE TRUSTEE'S DISCLAIMER..........................     58
   SECTION 6.5   NOTICE OF DEFAULT.......................................     58
   SECTION 6.6   REPORTS BY INDENTURE TRUSTEE TO HOLDERS.................     58
   SECTION 6.7   COMPENSATION AND INDEMNITY..............................     58
   SECTION 6.8   REPLACEMENT OF INDENTURE TRUSTEE........................     59
   SECTION 6.9   SUCCESSOR INDENTURE TRUSTEE BY MERGER...................     60
   SECTION 6.10  APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE
                    INDENTURE TRUSTEE....................................     60
   SECTION 6.11  ELIGIBILITY.............................................     62
   SECTION 6.12  REPRESENTATIONS AND WARRANTIES..........................     62
   SECTION 6.13  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER........     62

ARTICLE VII  NOTEHOLDERS' LISTS AND REPORTS..............................     62
   SECTION 7.1   ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES
                    OF NOTEHOLDERS.......................................     62
   SECTION 7.2   PRESERVATION OF INFORMATION; COMMUNICATIONS TO
                    NOTEHOLDERS..........................................     63
   SECTION 7.3   REPORTS BY ISSUER.......................................     63
   SECTION 7.4   REPORTS BY INDENTURE TRUSTEE............................     63

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES........................     64
   SECTION 8.1   COLLECTION OF MONEY.....................................     64
   SECTION 8.2   PAYMENTS ON THE NOTES...................................     64
   SECTION 8.3   RELEASE OF COLLATERAL...................................     64

ARTICLE IX ADMINISTRATION OF TRUST FUND..................................     65
   SECTION 9.1   COLLECTION ACCOUNTS; DISTRIBUTION ACCOUNT...............     65
   SECTION 9.2   PERMITTED WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT.....     66
   SECTION 9.3   ADVANCES BY MASTER SERVICER.............................     67
   SECTION 9.4   COMPENSATING INTEREST PAYMENTS..........................     67
   SECTION 9.5   PRE-FUNDING ACCOUNT.....................................     67
   SECTION 9.6   FINANCIAL ASSETS CUSTODIAL ACCOUNT......................     68
   SECTION 9.7   CALCULATION OF LIBOR....................................     69
   SECTION 9.8   MONTHLY STATEMENTS TO NOTEHOLDERS.......................     70
   SECTION 9.9   REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION.......     72
   SECTION 9.10  DISCOVERY OF BREACH; REPURCHASE AND SUBSTITUTION OF
                    MORTGAGE LOANS.......................................     73

ARTICLE X SUPPLEMENTAL INDENTURES........................................     75
   SECTION 10.1  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS..     75
   SECTION 10.2  SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.....     76
   SECTION 10.3  EXECUTION OF SUPPLEMENTAL INDENTURES....................     77
   SECTION 10.4  EFFECT OF SUPPLEMENTAL INDENTURE........................     77
   SECTION 10.5  CONFORMITY WITH TRUST INDENTURE ACT.....................     78
   SECTION 10.6  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES...........     78
   SECTION 10.7  AMENDMENTS TO TRUST AGREEMENT...........................     78

ARTICLE XI DISPOSITION OF THE COLLATERAL; REDEMPTION OF THE NOTES........     78
   SECTION 11.1  REDEMPTION OF THE NOTES.................................     78


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
   SECTION 11.2  FORM OF REDEMPTION NOTICE...............................     79
   SECTION 11.3  NOTES PAYABLE ON REDEMPTION DATE........................     80

ARTICLE XII ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER
                    SERVICER.............................................     80
   SECTION 12.1  DUTIES OF THE MASTER SERVICER; ENFORCEMENT OF SERVICERS'
                    OBLIGATIONS..........................................     80
   SECTION 12.2  COMPENSATION TO THE MASTER SERVICER.....................     81
   SECTION 12.3  MERGER OR CONSOLIDATION.................................     82
   SECTION 12.4  RESIGNATION OF MASTER SERVICER..........................     82
   SECTION 12.5  ASSIGNMENT OR DELEGATION OF DUTIES BY THE MASTER
                    SERVICER.............................................     82
   SECTION 12.6  LIMITATION ON LIABILITY OF THE MASTER SERVICER..........     83
   SECTION 12.7  INDEMNIFICATION; THIRD-PARTY CLAIMS.....................     83
   SECTION 12.8  MASTER SERVICER EVENTS OF DEFAULT.......................     84
   SECTION 12.9  INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR......     86
   SECTION 12.10 NOTIFICATION TO NOTEHOLDERS.............................     87
   SECTION 12.11 MASTER SERVICER TO ACT AS SERVICER; APPOINTMENT OF
                    SUCCESSOR............................................     88
   SECTION 12.12 NOTIFICATION TO NOTEHOLDERS.............................     89
   SECTION 12.13 RECORDS; CONFIDENTIALITY................................     89
   SECTION 12.14 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE...........     89
   SECTION 12.15 ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT........     90

ARTICLE XIII MISCELLANEOUS...............................................     90
   SECTION 13.1  COMPLIANCE CERTIFICATES AND OPINIONS, ETC...............     90
   SECTION 13.2  FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE........     91
   SECTION 13.3  ACTS OF NOTEHOLDERS.....................................     92
   SECTION 13.4  NOTICES, ETC. TO INDENTURE TRUSTEE, THE ISSUER AND
                    RATING AGENCIES......................................     92
   SECTION 13.5  NOTICES TO NOTEHOLDERS; WAIVER..........................     93
   SECTION 13.6  CONFLICT WITH TRUST INDENTURE ACT.......................     93
   SECTION 13.7  EFFECT OF HEADINGS AND TABLE OF CONTENTS................     93
   SECTION 13.8  SUCCESSORS AND ASSIGNS..................................     93
   SECTION 13.9  SEVERABILITY............................................     94
   SECTION 13.10 BENEFITS OF INDENTURE AND CONSENT OF NOTEHOLDERS........     94
   SECTION 13.11 LEGAL HOLIDAYS..........................................     94
   SECTION 13.12 GOVERNING LAW...........................................     94
   SECTION 13.13 COUNTERPARTS............................................     94
   SECTION 13.14 RECORDING OF INDENTURE..................................     94
   SECTION 13.15 ISSUER OBLIGATIONS......................................     94
   SECTION 13.16 NO PETITION.............................................     95
   SECTION 13.17 INSPECTION..............................................     95
   SECTION 13.18 EXECUTION BY THE ISSUER.................................     95

                                    SCHEDULES

Schedule I     Mortgage Loan Schedule
Schedule II    Financial Asset Schedule
Schedule III   Form of Monthly Statements to Noteholders
Schedule IV    Purchase Agreements
Schedule V     Servicing Agreements


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                                TABLE OF CONTENTS

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                                    EXHIBITS

EXHIBIT A      Form of Note


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     CROSS REFERENCE TABLE

     Cross-reference sheet showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.*

                 Trust Indenture Act of 1939                   Indenture Section
                 ---------------------------                   -----------------
   Section 310
(a)(1)......................................................          6.7
(a)(2)......................................................        6.7, 6.8
(a)(3)......................................................          6.13
(a)(4)......................................................     Not Applicable
(a)(5)......................................................          6.7
(b).........................................................        6.7, 6.9
(c).........................................................     Not Applicable
   Section 311
(a).........................................................          6.12
(b).........................................................          6.12
(c).........................................................     Not Applicable
   Section 312
(a).........................................................        7.1, 7.2
(b).........................................................          7.2
(c).........................................................          7.2
   Section 313
(a).........................................................          7.3
(b).........................................................          7.3
(c).........................................................          13.5
(d).........................................................          7.3
   Section 314
(a)(1)......................................................          7.4
(a)(2)......................................................          7.4
(a)(3)......................................................          7.4
(a)(4)......................................................          7.4
(b)(1)......................................................     2.11(c), 13.01
(b)(2)......................................................          3.6
(c)(1)......................................................     2.11(d), 4.1,
                                                                  8.2(d), 13.1
(c)(2)......................................................     2.11(c), 4.1,
                                                                  8.2(d), 13.1
(c)(3)......................................................         8.2(d)
(d)(1)......................................................          13.1
(d)(2)......................................................          13.1
(d)(3)......................................................          13.1

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*    This Cross-Reference Table is not part of the Indenture.

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(e).........................................................          13.1
   Section 315
(a).........................................................          6.1
(b).........................................................       6.2, 13.5
(c).........................................................          6.1
(d)(1)......................................................          6.1
(d)(2)......................................................          6.1
(d)(3)......................................................          6.1
(e).........................................................          5.12
   Section 316
(a).........................................................          1.2
(b).........................................................          5.9
(c).........................................................          1.2
   Section 317
(a)(1)......................................................          5.3
(a)(2)......................................................          5.5
(b).........................................................          3.3
   Section 318
(a).........................................................          13.7


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     This INDENTURE dated as of [o], among Luminent Mortgage Trust 200_-_, a
Delaware statutory trust, as Issuer (the "ISSUER"), [o], as Master Servicer (the "MASTER SERVICER") and [o], as Indenture Trustee (the "INDENTURE TRUSTEE"),

                              PRELIMINARY STATEMENT

     The Issuer has duly authorized the execution and delivery of this Indenture to provide for its Luminent Mortgage Trust 200_-_, Mortgage-Backed Notes, Series 200_-_ (the "NOTES"), issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Notes and the Note Insurer. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                                 GRANTING CLAUSE

     Subject to the terms of this Indenture, the Issuer hereby Grants on the Closing Date to the Indenture Trustee, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to:

     (i) the Mortgage Loans listed on Schedule I to this Indenture (including property that secures a Mortgage Loan that becomes REO Property), including the related Mortgage Loan Files delivered or to be delivered to the Indenture Trustee and all payments of principal and interest received, collected or otherwise recovered in respect of principal and interest after the Cut-off Date.

     (ii) the Issuer's rights and benefits but none of its obligations under the Sale Agreement (including the Issuer's right to cause the Depositor to repurchase Mortgage Loans from the Issuer under certain circumstances described therein);

     (iii) the Issuer's rights and benefits but none of its obligations under the Servicing Agreements;

     (iv) the Issuer's rights and benefits but none of its obligations under the Trust Agreement;

     (v) the Issuer's rights and benefits but none of its obligations under the Acknowledgments;

     (vi) the Trust Accounts, all amounts and property in the Trust Accounts from time to time, and the Security Entitlements (as defined in the UCC) to all Financial Assets credited to the Trust Accounts from time to time;

     (vii) all other property of the Trust from time to time;

     (viii) all present and future claims, demands, causes of action and chooses in action in respect of any or all of the foregoing; and

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     (ix) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "COLLATERAL").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and to secure (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under the Indenture with respect to the Notes, and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as Indenture Trustee on behalf of the holders of the Notes acknowledges such Grant, accepts the trusts hereunder and agrees to perform the duties required of it in this Indenture in accordance with its terms.

     Each Holder, by acceptance of the Notes and the Indenture Trustee agree and acknowledge that each item of Collateral that is physically delivered to the Indenture Trustee will be held by the Indenture Trustee (or its custodian) in trust for the benefit of the Noteholders under the terms of this Agreement.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, (i) capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Servicing Agreement for all purposes of this Indenture and (ii) the following terms have the respective meanings set forth below for all purposes of this Indenture.

     ACT: The meaning specified in Section 13.3(a).

     ACCOUNT: Each of the Collection Account, the Distribution Account (including each sub-account thereof), the Financial Asset Custodial Account and the Escrow Accounts.

     ACCRUAL PERIOD: With respect to any Distribution Date and with respect to the Notes, the calendar month to immediately preceding the month of such Distribution Date; and with respect to the LIBOR Notes the period commencing on the prior Distribution Date immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the calendar day immediately preceding the Distribution Date.

     ACKNOWLEDGEMENT: Each of the Assignment, Assumption and Recognition Agreements related to the Servicing Agreements, which are listed on Schedule V hereto, assigning rights under the Purchase Agreements and the Servicing Agreements from the Seller to the Depositor and from the Depositor to the Indenture Trustee for the benefit of the Noteholders.


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     ADDITIONAL COLLATERAL: With respect to any Additional Collateral Mortgage
Loan, the marketable securities and other acceptable collateral pledged as collateral pursuant to the related pledge agreements.

     ADDITIONAL COLLATERAL MORTGAGE LOAN: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

     ADJUSTABLE RATE MORTGAGE LOAN: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

     ADVANCE: Any Monthly Advance or Servicer Advance.

     AFFILIATE: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     APPRAISED VALUE: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

     ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Indenture Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Indenture Trustee shall not be responsible for determining whether any such assignment is in recordable form.

     AUTHORIZED OFFICER: With respect to the Trust, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     AVAILABLE DISTRIBUTION AMOUNT: With respect to any Distribution Date, the total amount of all cash received by the Indenture Trustee on the Mortgage Loans from each Servicer or otherwise through the related Remittance Date for deposit into the Distribution Account in respect of such Distribution Date, including
(1) all scheduled installments of interest (net of the related Servicing Fees and the Master Servicing Fees) and principal collected on the Mortgage Loans and due during the Due Period related to such Distribution Date, together with any

Advances in respect thereof, (2) all Insurance Proceeds, Liquidation Proceeds and the proceeds of any Additional Collateral from the Mortgage Loans, in each case for such Distribution Date, (3) all other amounts received from the Servicer with respect to the sale of any defaulted Mortgage Loans in accordance with the terms of the related Servicing Agreement during the related Prepayment Period, (4) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received from the Mortgage Loans during the related Prepayment Period, (5) any Compensating Interest Payments paid by the Master Servicer and/or received from the Servicers in respect of Prepayment Interest Shortfalls with respect to the Mortgage Loans, (6) the aggregate Purchase Price of all Defective Mortgage Loans purchased from the Trust Fund during the related Prepayment Period and (7) any amounts remaining in the Pre-Funding Account and transferred to the Distribution Account immediately following the termination of the Pre-Funding Period, minus:

          (A) all related charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator or the Indenture Trustee under this Agreement, up to an aggregate maximum amount of $[o] annually, or to the Servicers under the Servicing Agreements;

          (B) in the case of (2), (3) and (4) above, any related unreimbursed expenses incurred by the related Servicers in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to the Master Servicer or the related Servicers;

          (C) any related unreimbursed Non-recoverable Advances due to the Master Servicer or the Servicers; and

          (D) in the case of (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

     AVERAGE SIXTY-DAY DELINQUENCY RATIO: The ratio of the average of the aggregate Principal Balances of Mortgage Loans delinquent 60 days or more for the preceding three Due Periods to the average aggregate Scheduled Principal Balance for the Mortgage Loans for these periods.

     AVERAGE THIRTY-DAY DELINQUENCY RATIO: The ratio of the average of the aggregate Principal Balances of Mortgage Loans delinquent 30 days or more for the preceding three Due Periods to the average aggregate Scheduled Principal Balance for the Mortgage Loans for these periods.

     BANKRUPTCY CODE: The United States Bankruptcy Code of 1986, as amended, as codified in 11 U.S.C. ss.ss. 101-1330.

     BANKRUPTCY COVERAGE TERMINATION DATE: The date at which the Bankruptcy Loss Coverage Amount is reduced to zero.

     BANKRUPTCY LOSS: With respect to any Mortgage Loan, losses that are incurred as a result of a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy

Loss shall not be deemed a Bankruptcy Loss hereunder so long as the related Servicer has notified the Master Servicer and Indenture Trustee in writing that the related Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the related Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

     BANKRUPTCY LOSS COVERAGE AMOUNT: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Notes since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Indenture Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the Notes rated by it.

     BOOK-ENTRY NOTES: A beneficial interest in any Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.9.

     BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the State of [o], or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

     CERTIFICATE OF TRUST: The certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

     CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

     CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     CLEARSTREAM: Clearstream Banking, societe anonyme, and any successor thereto.

     CLOSING DATE: [o].

     CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     COLLATERAL: The meaning specified in the Granting Clause of this Indenture.

     COLLECTION ACCOUNT: The accounts created and maintained by each Servicer pursuant to its Servicing Agreement with a depository institution in the name of the related Servicer for the benefit of the Indenture Trustee on behalf of Noteholders and designated "[____________] in trust for the registered holders of Luminent Mortgage Trust 200_-_ Mortgage-Backed Notes, Series 200__-__."

     COMMISSION: The Securities and Exchange Commission.

     COMPENSATING INTEREST PAYMENT: As to any Distribution Date and any Prepayment Interest Shortfall for a Mortgage Loan during the related Prepayment Period, the lesser of (1) the Servicing Fee for the related Servicer for such date and (2) any Prepayment Interest Shortfall for such date.

     COOPERATIVE CORPORATION: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

     CONFIDENTIAL INFORMATION: All non-public personal information about the Mortgagor under the Mortgage Loan that is supplied to the Master Servicer by or on behalf of the Mortgagor in connection with this Agreement and the transactions contemplated hereby. Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Master Servicer or its subsidiaries, affiliates, directors, officers, employees, agents or controlling persons; (ii) was available to the Master Servicer on a non-confidential basis from a Person other than the Mortgagor prior to its disclosure to the Master Servicer; (iii) is required to be disclosed by a governmental authority or related governmental agencies or as otherwise required by law; or (iv) becomes available to the Master Servicer on a non-confidential basis from a Person other than the Mortgagor who, to the best knowledge of the Master Servicer, is not otherwise bound by a confidentiality agreement with the Master Servicer and is not otherwise prohibited from transmitting the information to the Master Servicer.

     COOPERATIVE LOAN: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

     COOPERATIVE PROPERTY: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

     COOPERATIVE SHARES: Shares issued by a Cooperative Corporation.

     CORPORATE TRUST OFFICE: The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at [o];
Attention: [o], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

     CUMULATIVE REALIZED LOSSES: The aggregate Realized Losses incurred in respect of Liquidated Mortgage Loans since the Cut-off Date.

     CURRENT INTEREST: With respect to any Distribution Date and with respect to each class of Securities, one month's interest accrued during the related Accrual Period at the applicable Note Interest Rate on Note Principal Amount.

     CURRENT REALIZED LOSS RATIO: With respect to any Distribution Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the aggregate Realized Losses in respect of the Assets for the three preceding Prepayment Periods and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for such Distribution Date and the preceding two Distribution Dates.

     CUT-OFF DATE: [o].

     CUT-OFF DATE BALANCE: As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

     DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     DEFAULT: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     DEFINITIVE NOTES: The meaning specified in Section 2.11.

     DEPOSITOR: Lares Asset Securitization, Inc., a Delaware corporation, or its successor in interest.

     DEPOSITORY: DTC or any other Person designated by the Issuer as Depository in the case of Book-Entry Notes.

     DEPOSITORY INSTITUTION: Any depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated in the highest rating category by the Rating Agencies, or is otherwise acceptable to the Rating Agencies.

     DETERMINATION DATE: As to any Distribution Date, the [o]th day of each month or if such [o]th day is not a Business Day the immediately succeeding Business Day.

     DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Indenture Trustee pursuant to Section 9.1 in the name of the Indenture Trustee for the benefit of the Noteholders and designated "[o] in trust for registered holders of Luminent Mortgage Trust 200__-__ Mortgage-Backed Notes, Series 200_-_." Funds in the Distribution Account shall be held in trust for the Noteholders for the uses and purposes set forth in this Agreement.

     DISTRIBUTION DATE: The [o]th day of each calendar month after the initial issuance of the Notes, or if such [o]th day is not a Business Day, the next succeeding Business Day, commencing in [_______________].

     DUE DATE: With respect to any Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which represents the date on which a Scheduled Payment is due on each Mortgage Loan under the related Mortgage Note, exclusive of any grace period.

     DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     DTC: The Depository Trust Company.

     ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and to each Rating Agency, the Noteholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with
(a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Indenture Trustee.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ESCROW ACCOUNT: With respect to each Servicing Agreement, as "Escrow Account" is defined therein.

     EUROCLEAR: Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

     EVENT OF DEFAULT: As specified in Section 5.1.

     EXCESS CASH: With respect to any Distribution Date, the amount, if any, by which the Available Distribution Amount for such Distribution Date exceeds the sum of (i) the Note Interest for the related Distribution Date, and (ii) the Monthly Principal for the related Distribution Date.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

     EXECUTIVE OFFICER: With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     EXPENSE RATE: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, Master Servicing Fee Rate and the Indenture Trustee Fee Rate.

     FANNIE MAE: The entity formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FINANCIAL ASSETS: Those mortgage-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae or one or more private issuers identified on Schedule II.

     FINANCIAL ASSET CUSTODIAL ACCOUNT: The Eligible Account established and maintained under Section 9.6(b) into which any Financial Assets will be deposited on the Closing Date.

     FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

     FITCH: Fitch Ratings, Inc., or any successor in interest. The address for notices to Fitch shall be 1 State Street Plaza, New York, New York, 10004,
Attention: [o] or such other address as Fitch may hereunder furnish to the Depositor or the Master Servicer.

     FORMULA PRINCIPAL AMOUNT: As to any Distribution Date, the sum (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Servicer pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date,
(d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the related Prepayment Period.

     FRAUD LOAN: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

     FRAUD LOSSES: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related PMI Policy because of such fraud, dishonesty or misrepresentation.

     FRAUD LOSS COVERAGE AMOUNT: As of the Closing Date, $[o] subject to reduction from time to time, by the amount of Fraud Losses allocated to the Notes. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of
(i) [1]%, in the case of the first anniversary, and [0.5]%, in the case of the second, third and fourth anniversaries of the then current Pool Scheduled Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Notes since such preceding anniversary; and (b) on the fifth anniversary of the Cut-off Date, to zero.

     FRAUD LOSS COVERAGE TERMINATION DATE: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

     FREDDIE MAC: A corporate instrumentality of the United States, formerly known as the Federal Home Loan Mortgage Corporation, created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     GLOBAL SECURITIES: The meaning specified in Section 2.1.

     GRANT: Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     HOLDER or NOTEHOLDER: The registered holder of any Note as recorded on the books of the Note Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Seller, the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes which a Responsible Officer of the Indenture Trustee knows to be so held shall be disregarded. The Indenture Trustee may request and conclusively rely on certifications by the Seller in determining whether any Notes are registered to an Affiliate of the Seller.

     INDENTURE TRUSTEE: [o] and its permitted successors and assigns and, if a successor Indenture Trustee is appointed hereunder, such successor.

     INDEPENDENT: When used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, Indenture Trustee, partner, director or person performing similar functions.

     INDEPENDENT CERTIFICATE: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 13.1, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     INDIRECT PARTICIPANT: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

     INITIAL BANKRUPTCY COVERAGE AMOUNT: $[o].

     INITIAL CUT-OFF DATE POOL PRINCIPAL BALANCE: $[o].

     INITIAL PURCHASE DATE: The Distribution Date following the month in which the Pool Balance is less than [o]% of the Cut-off Date Balance.

     INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies therefor.

     INSURANCE PROCEEDS: Proceeds paid by an insurer pursuant to any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     INSURED EXPENSES: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

     INTEREST DISTRIBUTION AMOUNT: On any Distribution Date, the Current Interest for the Notes, as reduced by Net Prepayment Interest Shortfalls, Relief Act Reductions and the interest portion of Excess Losses. Any such shortfalls and losses shall be allocated among the Notes proportionately on the basis of the Interest Distribution Amount otherwise payable thereon.

     ISSUER: Luminent Mortgage Trust 200_-__, or any successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     ISSUER ORDER and ISSUER REQUEST: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     LATEST POSSIBLE MATURITY DATE: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

     LIBOR: The London interbank offered rate for one-month United States dollar deposits established on each LIBOR Determination Date pursuant to Section 9.7(a).

     LIBOR BUSINESS DAY: Any day on which banks in London, England and the City of New York are open and conducting transactions in foreign currency and exchange.

     LIBOR DETERMINATION DATE: The second Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Notes.

     LIQUIDATED MORTGAGE LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with its Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

     LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer and not recovered by the Master Servicer under any PMI Policy for reasons other than the Master Servicer's failure to ensure the maintenance of or compliance with a PMI Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

     LIQUIDATION PROCEEDS: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through Indenture Trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

     LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator is the lesser of purchase price or the Appraised Value of the related Mortgaged Property.

     LOST MORTGAGE NOTE: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     MAJORITY: On any date, Holders of the Notes representing more than 50% of the Note Principal Amount of the Notes then outstanding.

     MASTER SERVICER: [o] and its successors and assigns in its capacity as Master Servicer.

     MASTER SERVICER EVENT OF DEFAULT: As defined in Section 12.8 hereof.

     MASTER SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to (i) one-twelfth of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the prior calendar month plus (ii) all investment earnings derived from principal and interest collections received on the Mortgage Loans on deposit in the Distribution Account during the period from and including the Remittance Date to but excluding such Distribution Date.

     MASTER SERVICING FEE RATE: With respect to each Mortgage Loan, [o]% per annum.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

     MOM LOAN: With respect to any Mortgage Loan as to which MERS acts as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

     MONTHLY ADVANCE: With respect to a Mortgage Loan, the payments required to be made by the Master Servicer or the applicable Servicer with respect to any Distribution Date pursuant to this Agreement or the Servicing Agreements, as applicable, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Master Servicing Fee and/or the applicable Servicing Fee and net of any net income in the case of any REO Property) of the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer or the Servicers, as the case may be, have determined would constitute Non-recoverable Advances if advanced.

     MONTHLY STATEMENT: The statement delivered to the Noteholders pursuant to
Section 9.8.

     MOODY'S: Moody's Investors Service, Inc., or any successor thereto. The address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor or the Master Servicer.

     MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     MORTGAGE FILE: The mortgage documents listed in the Sale Agreement pertaining to a particular Mortgage Loan and any additional documents delivered to the Indenture Trustee to be added to the Mortgage File pursuant to this Agreement.

     MORTGAGE LOAN: Each of the mortgage loans transferred and assigned to the Indenture Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

     MORTGAGE LOAN SCHEDULE: The list of Mortgage Loans (as from time to time amended by the Depositor or the related Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Indenture Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth, among other things, the following information with respect to each Mortgage Loan:

          (i) the loan number;

          (ii) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;

          (iii) the maturity date;

          (iv) the original principal balance;

          (v) the Cut-off Date Balance;

          (vi) the first payment date of the Mortgage Loan;

          (vii) the Scheduled Payment in effect as of the Cut-off Date;

          (viii) the Loan-to-Value Ratio at origination;

          (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (x) a code indicating whether the residential dwelling is either (a) a detached single family dwelling (b) a dwelling in a de minimis PUD,
          (c) a condominium unit or PUD (other than a de minimis PUD), (d) a two- to four-unit residential property or (e) a Cooperative Property;

          (xi) the Mortgage Rate;

          (xii) a code indicating whether the Mortgage Loan is a Lender PMI Mortgage Loan and, in the case of any Lender PMI Mortgage Loan, a percentage representing the amount of the related interest premium charged to the borrower;

          (xiii) the purpose for the Mortgage Loan;

          (xiv) the type of documentation program pursuant to which the Mortgage Loan was originated; and

          (xv) the Servicing Fee for the Mortgage Loan.

     Such schedule shall also set forth the total of the amounts described under
(iv) and (v) above for all of the Mortgage Loans.

     MORTGAGE NOTE: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, including any riders or addenda thereto.

     MORTGAGE RATE: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, net of any interest premium charged by the mortgagee to obtain or maintain any PMI Policy.

     MORTGAGED PROPERTY: With respect to each Mortgage Loan, the underlying real property servicing payments of the Mortgage Note (or, with respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease), plus, in the case of each Additional Collateral Mortgage Loan, the Additional Collateral.

     MORTGAGOR: The obligor(s) on a Mortgage Note.

     OVERCOLLATERALIZATION AMOUNT: As to any Distribution Date, the amount, if any, by which (x) the Aggregate Principal Balance of the Mortgage Loans for such Distribution Date exceeds (y) the Note Principal Balance for such Distribution Date, after taking into account the Monthly Principal (disregarding any permitted reduction thereof in Monthly Principal due to an Overcollateralization surplus made on such Distribution Date) to be applied in reduction of the Note Principal Balance on such Distribution Date. If the Aggregate Principal Balance of the Mortgage Loans is less than the Note Principal Balance for such Distribution Date, determined as provided above, the Overcollateralization Amount for such Distribution Date shall be [o].

     OVERCOLLATERIZATION DEFICIT: As to any Distribution Date, the amount, if any, by which the Note Principal Balance on such Distribution Date (after taking into account any payments to be paid on such Distribution Date in reduction of the Note Principal Balance) exceeds the Aggregate Principal Balance of the Mortgage Loans for such Distribution Date. If the Aggregate Principal Balance of the Mortgage Loans as determined pursuant to the preceding sentence is greater than the Note Principal Balance for such Distribution Date determined as provided above, the Overcollateralization Deficit for such Distribution Date shall be [o].

     OVERCOLLATERALIZATION SURPLUS: As to any Distribution Date, the amount, if any, by which (x) the Overcollateralization Amount on such Distribution Date exceeds (y) the Required Overcollaterlization Amount on such Distribution Date.

     NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, the Liquidation proceeds less the sum of related unreimbursed Liquidation Expenses, Master Servicing Fees, Servicing Advances and Monthly Advances.

     NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the Mortgage Rate less the related Expense Rate.

     NET PREPAYMENT INTEREST SHORTFALLS: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payments made with respect to such Distribution Date.

     NET WAC: As to any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans.

     NON-RECOVERABLE ADVANCE: Any portion of an Monthly Advance or Servicer Advance previously made or proposed to be made by the related Servicer or the Master Servicer that (as certified in an Officer's Certificate of such party), in the good faith judgment of the such party, will not be ultimately recoverable by such party, from the related Mortgagor, related Liquidation Proceeds or otherwise.

     NOTE DEPOSITORY AGREEMENT: The agreement dated [o], among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

     NOTE INTEREST RATE: [o]% per annum.

     NOTE OWNER: With respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency), and with respect to a Definitive Note, the Person that is the beneficial owner of such Note as reflected in the Note Register.

     NOTE PRINCIPAL AMOUNT: With respect to the any Note at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of
(i) all distributions of principal previously made with respect hereto and (ii) all Realized Losses allocated thereto. Unless specifically provided herein to the contrary, Note Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distribution made on such date.

     NOTE REGISTER and NOTE REGISTRAR: The respective meanings specified in
Section 2.3.

     OFFICER'S CERTIFICATE: A certificate signed by any Authorized Officer of the Issuer (or by an officer of the Depositor pursuant to the Administration Agreement), under the circumstances described in, and otherwise complying with, the applicable requirements of Section 13.1, and delivered to the Indenture Trustee.

     OPINION OF COUNSEL: One or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, which opinion or opinions shall be addressed to the Indenture Trustee, as Indenture Trustee, and shall comply with any applicable requirements of Section 13.1 and shall be in form and substance satisfactory to the Indenture Trustee.

     OPTIONAL TERMINATION: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans.

     OPTIONAL TERMINATION PURCHASE PRICE: With respect to a Optional Termination, a price equal to the sum of (i) [o]% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, and (b) the fair market value of all other property being purchased.

     OTS: The Office of Thrift Supervision.

     OUTSTANDING: With respect to any Note and as of the date of determination, any Note theretofore authenticated and delivered under this Indenture except:

          (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders; and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any other Operative Agreement, Notes owned by the Issuer, any other obligor upon the Notes, the Seller, or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

     OUTSTANDING AMOUNT: The aggregate of the Note Principal Amounts of all Notes Outstanding at the date of determination.

     PAYING AGENT: The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 hereof and is authorized by the

Issuer to make payments to and distributions from the Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

     PENALTY PERIOD: As to any Mortgage Loan, the period of time during which the borrower will be assessed a Prepayment Premium for any Principal Prepayment during such time.

     PERCENTAGE INTEREST: As defined in the Trust Agreement.

     PERMITTED INVESTMENTS: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency;

          (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by either Rating Agency;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by either Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

          (viii) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations including money-market portfolios for which the Indenture Trustee, the Master Servicer, the Securities Administrator or any of its Affiliates is investment manager or advisor; and

          (ix) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

     PERSON: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     PMI POLICY: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

     POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     PREDECESSOR NOTE: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.4 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     PRE-FUNDING ACCOUNT: The account established and maintained pursuant to
Section 9.5.

     PRE-FUNDED AMOUNT: $ [o].

     PRE-FUNDING PERIOD: The period beginning on the Closing Date and ending on the earlier of (i) the close of business on _______, (ii) the date on which there is $100,000 or less (exclusive of investment earnings) remaining in the Pre-Funding Account, or (iii) the date on which an Event of Default occurs.

     PREPAYMENT INTEREST SHORTFALL: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such Principal Prepayment over (ii) the amount of interest actually received from the Mortgagor with respect to such Mortgage Loan in connection with such Principal Prepayment.

     PREPAYMENT PERIOD: With respect to any Distribution Date, the calendar month preceding the month of such Distribution Date.

     PREPAYMENT PREMIUM: As to any Mortgage Loan, any payment required to be made in connection with any Principal Prepayment prior to the expiration or lapse of the applicable Penalty Period.

     PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date will be an amount equal to (A) the aggregate of (i) all scheduled payments of principal received with respect to the Mortgage Loans and due during the related Due Period, and all other amounts collected, received or otherwise recovered in respect of principal of the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Due Period, and (ii) the aggregate of the amounts allocable to principal deposited in the Distribution Account on the related Remittance Date by the Seller, the Depositor, the related Servicer or the Master Servicer in connection with a repurchase, substitution or removal of any Mortgage Loan pursuant to the Indenture reduced by (B) the amount of any Overcollateralization Surplus with respect to such Distribution Date.

     PRINCIPAL PREPAYMENT: Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan[, which is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment].

     PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     PROPRIETARY LEASE: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

     PROSPECTUS: The Prospectus Supplement together with the accompanying prospectus dated [o], relating to the Notes.

     PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated [o], relating to the Notes.

     PUD: Planned Unit Development.

     PURCHASE AGREEMENT: Any of the mortgage purchase agreements listed in
Schedule IV hereto, as each such agreement may be amended or supplemented from time to time as permitted hereunder.

     PURCHASE PRICE: With respect to any Mortgage Loan required to be purchased by the Depositor pursuant to this Agreement, by the Servicers pursuant to the Servicing Agreements, or by the Seller pursuant to the Purchase Agreements, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is any Servicer or (y) if the purchaser is the Seller and the Seller is any Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Noteholders.

     QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

     RATING: The rating initially assigned to the Notes by the Rating Agencies, as evidenced by a letter from the Rating Agencies.

     RATING AGENCY: Means each of S&P, Moody's and Fitch. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     RATING AGENCY CONDITION: With respect to any action to which the Rating Agency Condition applies, that the Rating Agencies shall have been given [ o ] days (or such shorter period acceptable to the Rating Agencies) prior notice of any action to which the Rating Agency Condition applies and that the Rating Agencies shall have notified the Depositor, the Owner Trustee, the Indenture Trustee, the Master Servicer and the Securities Administrator in writing that such proposed action will not result in a reduction or withdrawal of the then current rating of the Notes (if any).

     REALIZED LOSS: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Scheduled Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Noteholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds and the proceeds of any Additional Collateral, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each

Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

     REDEMPTION DATE: In the case of a redemption of the Notes pursuant to
Section 11.1 hereof, the Distribution Date specified by the Indenture Trustee pursuant to Section 11.2.

     REDEMPTION PRICE: An amount equal to the sum of (1) 100% of the aggregate Note Principal Amount, and (2) the aggregate Current Interest and interest remaining unpaid from previous Distribution Dates.

     REFINANCING MORTGAGE LOAN: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

     REGISTERED HOLDER: The Person in whose name a Note is registered on the Note Register on the applicable Record Date.

     REGISTERED NOTES: Those Notes which are in registered form. Each of the Notes will be registered Notes.

     RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and any similar state laws.

     RELIEF ACT REDUCTIONS: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

     REMITTANCE DATE: With respect to any Distribution Date, the [18th] Business Day of the month in which the Distribution Date occurs.

     REO PROPERTY: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     REQUEST FOR RELEASE: The Request for Release submitted by the related Servicer to the Indenture Trustee in the form of Exhibit [o] to the Servicing Agreement.

     REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     REQUIRED OVERCOLLATERALIZATION AMOUNT: [o].

     REQUIRED RATING: The Notes have received, on the Closing Date, the following ratings from the Rating Agencies:

[Rating Agency]   [Rating Agency]
---------------   ---------------
    [o]                [o]

     SALE AGREEMENT: The sale agreement dated as of [o], by and between the Seller and the Depositor, pursuant to which the Mortgage Loans are being sold to the Depositor.

     SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

     SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as defined in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

     SECURITIES ACT: The Securities Act of 1933, as amended.

     SECURITIES ADMINISTRATOR: [o], not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator.

     SELLER: [o] and its successors and assigns, in its capacity as seller of the Mortgage Loans and the Subsequent Mortgage Loans, if any, to the Depositor pursuant to the Sale Agreement and the Subsequent Sale Agreement, respectively.

     SERVICER: Each of [o] and [o], as servicers of certain Mortgage Loans pursuant to their respective Servicing Agreements and their respective successors and assigns under the Servicing Agreements.

     SERVICING ADVANCES: As defined in the applicable Servicing Agreement and will generally include all customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (d) payments made by the Servicer in respect of any taxes, assessments and other charges which are or may become a lien upon any Mortgaged Property or any insurance premiums that are required to maintain adequate fire and hazard insurance coverage for any Mortgaged Property.

     SERVICING AGREEMENTS: Each of the servicing agreements identified on
Schedule V hereto, as each such agreement may have been modified by an Acknowledgement and as amended or supplemented from time to time as permitted thereby.

     SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate multiplied by (b) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month.

     SERVICING FEE RATE: With respect to each Mortgage Loan and any Distribution Date, the rate specified in the related Servicing Agreement.

     SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Indenture Trustee by the related Servicer on the Closing Date pursuant to a Servicing Agreement as such list may from time to time be amended.

     SPECIAL HAZARD COVERAGE TERMINATION DATE: The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

     SPECIAL HAZARD LOSS: Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property in the related Servicing Agreement to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

          (a) normal wear and tear;

          (b) fraud, conversion or other dishonest act on the part of the Indenture Trustee, the Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

          (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

          (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss;"

          (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

               1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

               2. by military, naval or air forces; or

               3. by an agent of any such government, power, authority or forces;

          (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

          (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

     SPECIAL HAZARD LOSS COVERAGE AMOUNT: With respect to the first Distribution Date, $[o]. With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) [1%] of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate of the principal balances of all Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Notes since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

     SPECIAL HAZARD MORTGAGE LOAN: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. The address for notices to S&P shall be Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Servicer.

     STATE: Any one of the 50 States of the United States of America or the District of Columbia.

     SUBSEQUENT CUT-OFF DATE: The date as determined in the related Subsequent Sale Agreement.

     SUBSEQUENT MORTGAGE LOANS: Each of the Mortgage Loans listed acquired by the trust with amounts in the Pre-Funding Account and on a schedule attached to a Subsequent Sale Agreement.

     SUBSEQUENT SALE AGREEMENT: Each sale agreement, dated as of a Subsequent Sales Date, pursuant to which the Seller sells any Subsequent Mortgage Loans to the Depositor, which Subsequent Mortgage Loans are sold, transferred and assigned by the Depositor to the Trust.

     SUBSEQUENT SALE DATE: The date of each Subsequent Sale Agreement.

     SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution (i) have a Scheduled Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Scheduled Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan;
(v) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (vi) comply with each representation and warranty set forth in Section 3.01(h) of the Sale Agreement.

     SUBSTITUTION ADJUSTMENT AMOUNT: The meaning ascribed to such term pursuant to Section [o] of the Sale Agreement.

     TRUST INDENTURE ACT OR TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     TRUST ACCOUNTS: The Distribution Account and the Financial Asset Custodial Account.

     INDENTURE TRUSTEE FEE: As to any Distribution Date, an amount equal to one-twelfth of the Indenture Trustee Fee Rate multiplied by (i) the Pool Scheduled Principal Balance plus (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) with respect to such Distribution Date.

     INDENTURE TRUSTEE FEE RATE: With respect to each Mortgage Loan, [o]% per annum.

     UNITED STATES: The United States of America.

     UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

     UNDERWRITERS: [o].

     UNDERWRITING AGREEMENT: The Underwriting Agreement, dated [o], among the Seller, the Depositor and the Underwriters.

     UNDERWRITER'S EXEMPTION: Prohibited Transaction Exemption _________, __ Fed. Reg. _____ (_____), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

     U.S. PERSON: (i) A citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation for federal income tax purposes (iii) a partnership (unless Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a partnership for federal income tax purposes, none of the interests in which are owned, directly or indirectly through one or more intermediate entities, by a person that is not a U.S. Person within the meaning this paragraph, (iv) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, (v) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (or to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to be treated as United States persons).

     UNSCHEDULED DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to the sum of (i) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (ii) the amount described in clause (f) of the definition of "Formula Principal Amount" for such Distribution Date.

     SECTION 1.2 Incorporation by Reference of Trust Indenture Act.

     (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "COMMISSION" means the Securities and Exchange Commission

     "INDENTURE SECURITIES" means the Notes.

     "INDENTURE SECURITY HOLDER" means a Noteholder.

     "INDENTURE TO BE QUALIFIED" means this Indenture.

     "INDENTURE TRUSTEE" or "INSTITUTIONAL INDENTURE TRUSTEE" means the Indenture Trustee.

     "OBLIGOR" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     (b) All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by rule of the Securities and Exchange Commission have the respective meanings assigned to them by such definitions.

     (c) Pursuant to Section 316(a) of TIA, all provisions automatically provided for in Section 316(a) are hereby expressly excluded.

     SECTION 1.3 Rules of Construction. Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii) "or" is not exclusive;

          (iv) "including" means including without limitation;

          (v) words in the singular include the plural and words in the plural include the singular;

          (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and

          (vii) terms defined in the UCC and not otherwise defined herein shall have the meaning assigned to them in the UCC; and

          (viii) to "U.S. dollars", "dollars", or the sign "$" shall be construed as references to United States dollars which are freely transferable by residents and non-residents of the United States of America and convertible by such persons into any other freely convertible currency unless such transferability or convertibility is restricted by any law or regulation of general application in which event references to "U.S. dollars", "dollars", or the sign "$" shall be construed as references to such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America, and "cents" shall be construed accordingly.

                                   ARTICLE II

                                    THE NOTES

     SECTION 2.1 Form. The Notes shall be designated as the "Luminent Mortgage Trust 200_-__, Mortgage-Backed Notes, Series 200_-__." Each Note, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Definitive Notes and the global certificates ("GLOBAL SECURITIES") representing the Book-Entry Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     The Notes shall be issued as registered Notes. The Notes, except as otherwise provided by supplement to this Indenture, shall be issued in a denomination of at least $25,000 in principal amount and any larger denomination that is an integral multiple of $1 approved by the Issuer, such approval to be evidenced by the execution thereof; provided, however, one Note may be issued in an amount less than the minimum denomination. If the Notes are issuable in whole or in part as Book-Entry Notes, any such Note may provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and may provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to


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

reflect exchanges or increased to reflect the issuance of an additional principal amount of Notes. Any endorsement of a Book-Entry Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made in such manner and by such Person or Persons, as shall be specified therein or in the Issuer Order of authentication delivered to the Indenture Trustee.

     The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     SECTION 2.2 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     Subject to the satisfaction of the conditions set forth in Section 2.8 hereof, the Indenture Trustee shall, upon Issuer Order, authenticate and deliver the Notes for original issue in the aggregate principal amounts as specified below:

     The aggregate principal amounts of Notes outstanding at any time may not exceed $[o].

     The Notes that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on the Closing Date shall be dated the Closing Date. All other Notes that are authenticated after the Closing Date as a result of transfer or exchange or for any other purpose under the Indenture shall be dated the date of their authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication (substantially in the form provided for in the form of Note at Exhibit A) executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     SECTION 2.3 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The [o] initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

     If a Person other than the Indenture Trustee or [o] is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate


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

executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall be entitled to obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount (or notional amount). At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount (or notional amount), upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall be entitled to obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

     In addition, each purchaser or proposed transferee of a Note must represent to the Indenture Trustee either (a) that it is not, and is not purchasing the Notes with assets of, an employee benefit plan subject to Title I of ERISA, or a plan subject to section 4975 of the Code, or a governmental plan or church plan that is subject to any provisions of applicable federal, state or local law ("SIMILAR LAW") substantially similar to the foregoing provisions of ERISA or the Code, or (b) that its acquisition and holding of the Notes will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code or Similar Law and will not subject the Issuer, the Indenture Trustee, the Owner Trustee or Master Servicer to any obligation in addition to those undertaken in the Indenture.

     No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.4 or Section 10.6 not involving any transfer.

     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes for a period of [ o ] days preceding the Distribution Date for any payment with respect to such Note.


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     SECTION 2.4 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any
mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within [ o ] days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note, of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.5 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     SECTION 2.6 Payment of Principal and Interest. (a) The Notes shall accrue interest at the Note Interest Rate, and such interest shall be payable on each Distribution Date, subject to


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

Section 3.1. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall be computed on LIBOR Notes on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period and in accordance with Section 9.7. All interest payments on the Notes shall be made pro rata to the Noteholders entitled thereto. Any installment of interest or principal payable on any Note shall be paid on the applicable Distribution Date to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date or, upon written request made to the Indenture Trustee at least [ o ] Business Days prior to the related Record Date, by the Holder of a Note having an initial Note Principal Amount of not less than $2,500,000 by wire transfer in immediately available funds to an account specified in the request and at the expense of such Noteholder, except that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Distribution Date or on the applicable Maturity Date for such Notes (and except for the Redemption Price for any Note called for redemption pursuant to Section 11.1), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

     (b) The principal of each Note shall be payable in installments on each Distribution Date as provided in the Servicing Agreement and in the forms of the Notes set forth in Exhibit A hereto. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the earlier of (i) the applicable Maturity Date, (ii) the applicable Redemption Date or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Majority of the Noteholders shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 hereof.

     (c) All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 11.2 hereof.

     SECTION 2.7 Cancellation. All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer shall deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the


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Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     SECTION 2.8 Authentication of Notes.

     (a) The Notes shall be authenticated by the Indenture Trustee, upon Issuer Request and upon receipt by the Indenture Trustee of the following:

          (i) An Issuer Order authorizing the execution and authentication of such Notes;

          (ii) All of the items of Collateral that are to be delivered to the Indenture Trustee or its designee;

          (iii) An executed counterpart of the Trust Agreement, the Indenture, the Administration Agreement, the Assignment and Assumption Agreements and the Servicing Agreement and an executed original of the Certificate of Trust;

          (iv) Except to the extent provided in subsection (b) below, Opinions of Counsel addressed to the Indenture Trustee to the effect that:

               (A) the Issuer has been duly formed and is validly existing as a business trust under the laws of the State of Delaware, and has power, authority and legal right to execute and deliver this Indenture and the other Operative Agreements to which it is a party;

               (B) the issuance of the Notes has been duly and validly authorized by the Issuer;

               (C) the Notes, when executed and authenticated in accordance with the provisions of this Indenture and delivered against payment therefor, will be the legal, valid and binding obligations of the Issuer pursuant to the terms of this Indenture and will be entitled to the benefits of this Indenture, and will be enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (D) all conditions precedent provided for in this Indenture relating to the authentication of the Notes have been complied with;

               (E) assuming due authorization, execution and delivery thereof by the Indenture Trustee, this Indenture has been duly executed and delivered by Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency,


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

          reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (F) the Issuer is not required to be registered under the Investment Company Act of 1940, as amended;

               (G) the Issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation;

               (H) the provisions of the Indenture are sufficient to create a valid security interest in favor of the Indenture Trustee in the Collateral; and

               (I) this Indenture has been duly qualified under the Trust Indenture Act.

          (v) An Officer's Certificate of the Depositor on behalf of the Issuer complying with the requirements of Section 13.1 and stating that:

               (A) the Issuer is not in Default under this Indenture and the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject;

               (B) the Issuer is the owner of all of the Mortgage Loans, has not, other than pursuant to this Indenture, assigned any interest or participation in the Mortgage Loans (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant all of the Mortgage Loans to the Indenture Trustee;

               (C) the Issuer has Granted to the Indenture Trustee all of its right, title and interest in and to the Collateral, and has delivered or caused the same to be delivered to the Indenture Trustee;

               (D) attached thereto are true and correct copies of letters signed by the Rating Agencies to the effect that the Notes has been assigned the Required Rating; and

               (E) all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Notes have been complied with.

     (b) The representations and warranties made pursuant to the foregoing Officer's Certificate shall survive the discharge of this Indenture and may not be waived by any party hereto. The Opinions of Counsel to be delivered pursuant to subsection (a)(iv) above may differ


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

from the Opinions of Counsel described in such subsection so long as such Opinions of Counsel so delivered are acceptable to the Rating Agencies and the Indenture Trustee, the Indenture Trustee's authentication and delivery of the Notes and the Rating Agencies' issuance of their letters pursuant to subsection
(a)(D) above and such acceptable opinions shall be deemed to be the Opinions of Counsel required pursuant to subsection (a)(iv) above.

     SECTION 2.9 Book-Entry Notes. The Notes will be issued in the form of typewritten Notes or Global Securities representing the Book-Entry Notes, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of DTC, and no owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.11. Unless and until definitive, fully registered Notes (the "DEFINITIVE NOTES") have been issued to such Note Owners pursuant to
Section 2.11:

               (i) the provisions of this Section shall be in full force and effect;

               (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

               (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

               (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to
          Section 2.11, the initial Clearing Agency will make Book-Entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

               (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     SECTION 2.10 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.


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

     SECTION 2.11 Definitive Notes. If (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (ii) the Issuer at its option advises the Indenture Trustee in writing that it elects to terminate the Book-Entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of Book-Entry Notes advise the Clearing Agency in writing that the continuation of a Book-Entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions, and each such party may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     SECTION 2.12 Tax. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     SECTION 2.13 Release of Collateral.

     (a) Except as otherwise provided in subsections (b) and (c) of this Section and the terms of the Operative Agreements, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt by it of an Issuer Request accompanied by (i) an Officer's Certificate, (ii) an Opinion of Counsel,
(iii) certificates in accordance with TIA Sections 314(c) and (d)(1), and
(iv)(A) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or (B) an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates; provided that no such Independent Certificates or Opinion of Counsel in lieu of such Independent Certificates shall be necessary in respect of property released from the lien of the Indenture in accordance with the provisions hereof if such property consists solely of cash.

     (b) The Master Servicer or any Servicer, on behalf of the Issuer, shall be entitled to obtain a release from the lien of this Indenture for any Mortgage Loan and the Mortgaged Property at any time (i) after a payment by the Seller or the Issuer of the Purchase Price of the Mortgage Loan, (ii) after a Substitute Mortgage Loan is substituted for such Mortgage Loan and payment of the Substitution Amount, if any, (iii) after liquidation of the Mortgage Loan in accordance with the applicable Servicing Agreement and the deposit of all Liquidation Proceeds and Insurance Proceeds in the Collection Account, or (iv) upon the termination of a Mortgage


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

Loan (due to, among other causes, a prepayment in full of the Mortgage Loan and sale or other disposition of the related Mortgaged Property).

                                  ARTICLE III

                                    COVENANTS

     SECTION 3.1 Payment of Principal and Interest. The Issuer will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, unless the Notes have been declared due and payable pursuant to Section 5.2 and monies collected by the Indenture Trustee are being applied in accordance with Section 5.4(b), subject to and in accordance with Section 8.2, the Issuer will cause to be paid amounts on deposit in the Distribution Account Account on each Distribution Date to the Holders of the Notes. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral as provided in this Indenture. The Issuer shall not otherwise be liable for payments of the Notes, and none of the owners, agents, officers, directors, employees, Indenture Trustees or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.1, the provisions of this Section 3.1 shall control.

     SECTION 3.2 Maintenance of Office or Agency. The Issuer will or will cause the Indenture Trustee to maintain in [o], [o], an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served which initially shall be the Corporate Trust Office. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes and to serve as Paying Agent with respect to the Notes. The Issuer will give prompt written notice to the Indenture Trustee of the appointment of new or additional paying agents for the Notes, the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     SECTION 3.3 Money for Payments To Be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent.

     On or before the Business Day preceding each Distribution Date and the Redemption Date, the Paying Agent shall deposit or cause to be deposited in the Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be


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

held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

     Any Paying Agent other than the Indenture Trustee shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee. Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 6.11. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a Depository Institution.

     The Issuer will cause each Paying Agent (other than the Indenture Trustee) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on the Notes, the Issuer shall have first provided the calculated amounts pertaining thereto to the Indenture Trustee.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent. Upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds or abandoned property, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in [ o ], notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than [ o ] days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     SECTION 3.4 Existence.

     (a) The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and the Collateral.

     (b) Any successor to the Owner Trustee appointed pursuant to Section [____] of the Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

     (c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

     SECTION 3.5 Protection of Collateral. The Issuer will from time to time, and upon direction of the Majority of Noteholders, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

          (i) provide further assurance with respect to the Grant of all or any portion of the Collateral;

          (ii) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iv) enforce any rights with respect to the Collateral; or

          (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in such Collateral against the claims of all Persons and parties.

     The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument provided to the Indenture Trustee by the Depositor and required to be executed pursuant to this Section 3.5.

     SECTION 3.6 Opinions as to Trust Fund.

     On the Closing Date, the Issuer shall furnish to the Securities Administrator and the Indenture Trustee an Opinion of Counsel to the effect that either, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to make effective the lien and security interest of this Indenture, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     SECTION 3.7 Performance of Obligations.

     (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Servicing Agreement or such other instrument or agreement.

     (b) The Issuer may contract with or otherwise obtain the assistance of other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, any other agreements to which it is a party and in the instruments and agreements included in the Collateral, including but not limited to (i) filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Servicing Agreements and (ii) recording or causing to be recorded all Mortgages, Assignments of Mortgage, all intervening Assignments of Mortgage and all assumption and modification agreements required to be recorded by the terms of the Servicing Agreements, in accordance with and within the time periods provided for in this

Indenture and/or the Servicing Agreements, as applicable. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Agreement or any provision thereof without the consent of the Indenture Trustee and the Holders of a majority of the Outstanding Amount of the Notes.

     (d) If the Issuer shall have knowledge of the occurrence of an Event of Default under the Servicing Agreements, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.

     (e) As promptly as possible after the giving of notice to the Master Servicer of the termination of the Master Servicer's rights and powers pursuant to Section [____] of the Servicing Agreement, the Indenture Trustee shall proceed in accordance with Section [____] of the Servicing Agreement.

     (f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of a Majority of the Noteholders (i) amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Servicing Agreement) or (ii) waive timely performance or observance by the Seller under the Servicing Agreement. If any such amendment, modification, supplement or waiver shall be so consented to by the [Indenture Trustee] [such Holders], the Issuer agrees, promptly following a request by the Indenture Trustee, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

     SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

     (a) except as expressly permitted by this Indenture, the Sale Agreement or the Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Indenture Trustee;

     (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

     (c) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of Notes pursuant to this Indenture, or amend the Trust Agreement as in effect on the Closing Date other than in accordance with Section [____] thereof;

     (d) issue debt obligations under any other indenture;


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

     (e) incur or assume any indebtedness or guarantee any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture;

     (f) dissolve or liquidate in whole or in part or merge or consolidate with any other Person; or

     (g) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than any junior liens or tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Mortgaged Properties and arising solely as a result of an action or omission of the related Mortgagors), or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanic's or other lien) security interest in the Collateral.

     SECTION 3.9 Covenants of the Issuer. All covenants of the Issuer in this Indenture are covenants of the Issuer and are not covenants of the Owner Trustee. The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, entering into this Indenture solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.

     SECTION 3.10 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Indenture Trustee, the Owner Trustee, the Master Servicer, any Servicer and the Securityholders as contemplated by, and to the extent funds are available for such purpose under the Indenture, the Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to the Administration Agreement. The Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Trust Accounts except in accordance with this Indenture and the Operative Agreements.

     SECTION 3.11 Treatment of Notes as Debt for Tax Purposes. The Issuer shall, and shall cause the Indenture Trustee and the Master Servicer shall treat the Notes as indebtedness for all federal, state and local income, single business and franchise tax purposes and treat the Collateral as securing such indebtedness.

     SECTION 3.12 Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Depositor or the Master Servicer under the Servicing Agreement.

     SECTION 3.13 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 3.14 Annual Statement as to Compliance. So long as the Notes are outstanding, the Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 200__), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

     (a) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

     (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     SECTION 3.15 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants that:

     (a) this Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer;

     (b) the Collateral constitutes "instruments" within the meaning of the UCC;

     (c) the Issuer owns and has good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person;

     (d) the Issuer has received all consents and approvals required by the terms of the Collateral to pledge the Collateral hereunder to the Indenture Trustee;

     (e) the Issuer has caused or will have caused, within [ o ] days from the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder;

     (f) all original executed copies of each Mortgage Note that constitute or evidence the Collateral have been delivered to the Indenture Trustee or the applicable Custodian on behalf of the Indenture Trustee;


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

     (g) the Issuer has received a written acknowledgment from the applicable Custodian that such Custodian is holding the Mortgage Notes that constitute or evidence the Collateral solely on behalf and for the benefit of the Indenture Trustee;

     (h) other than the security interest granted to the Indenture Trustee pursuant to this Agreement, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer; and

     (i) none of the Mortgage Notes that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Secured Party.

     SECTION 3.16 Annual Opinions as to Collateral. On or before March 15th in each calendar year, beginning in 200__, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 15th of the following calendar year.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

     SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and cease to be of further effect with respect to the Notes and Collateral securing the Notes when either (i) the Servicing Agreement has been terminated pursuant to Article VII or (ii) all of the following have occurred:

     (a)  either

          (i) all Notes theretofore authenticated and delivered (other than (A) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

          (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation (A) have become due and payable, (B) will become due and payable within one year of the Maturity Date, or (C) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes to the Maturity Date of the Notes or the Redemption Date (if Notes are called for redemption pursuant to Section 11.1 hereof), as the case may be;

     (b) the later of (i) eighteen months after payment in full of all outstanding obligations under the Notes and (ii) the date on which the Issuer has paid or caused to be paid all other sums payable hereunder and no other amounts will become due and payable by the Issuer; and

     (c) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel (at the Issuer's expense) and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of
Section 13.1(a) hereof and, subject to Section 13.2 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been satisfied, then, upon Issuer Request, this Indenture and the lien, rights, and interests created hereby shall cease to be of further effect with respect to the Notes (except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8 and 3.9 hereof, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute and deliver proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, and shall pay, or assign or transfer and deliver, to or at the direction of the Issuer, all Collateral held by it after satisfaction of the conditions specified in clauses (b) and (c) above.

     SECTION 4.2 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Sections 3.3 and 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the Notes for the payment of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or otherwise required by law.

                                   ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

     SECTION 5.1 Events of Default.

     (a) "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) a default in the payment of Current Interest or Principal in respect of the Notes when the same becomes due and payable, and the continuance of such default for a period of [ o ] days; or

          (ii) a default in the payment of the entire Principal Note Amount of any Note on the applicable Maturity Date; or

          (iii) either the Issuer or the pool of Collateral becomes an "investment company" required to be registered under the Investment Company Act of 1940, as amended; or

          (iv) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture, the Servicing Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of [ o ] days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

          (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, Indenture Trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of [ o ] consecutive days; or

          (vi) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, Indenture Trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

     (b) The Issuer shall deliver to a Responsible Officer of the Indenture Trustee, within [ o ] days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

     SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.

     (a) If an Event of Default should occur and be continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, then and in every such case the Indenture Trustee may, and shall at the direction of the Majority Noteholders, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer and the Indenture Trustee, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     (b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Noteholders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

          (i) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

          (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of [each of] the Indenture Trustee and its agents and counsel; and

          (iii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.11.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.


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

     (a) The Issuer covenants that if default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of [ o ] days, the Issuer will, upon demand of the Indenture Trustee or at the direction of a Majority of the Noteholders, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for interest and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as Indenture Trustee of an express trust may, and shall, at the direction of a Majority of the Noteholders, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, and shall, at the direction of a Majority of the Noteholders, as more particularly provided in Section 5.4, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or Indenture Trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, upon the direction of a Majority of the Noteholders, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the


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

     Indenture Trustee and each predecessor Indenture Trustee (except as a result of negligence or bad faith)) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a Indenture Trustee, a standby Indenture Trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf;

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and any Indenture Trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith;

          (v) nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder

          (vi) any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a Indenture Trustee in bankruptcy or similar Person;

          (vii) all rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes; and

          (viii) in any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the


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

     Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     SECTION 5.4 Remedies; Priorities.

     (a) If an Event of Default shall have occurred and be continuing, of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee may, and at the direction of the Majority of the Noteholders shall, do one or more of the following (subject to Section 5.5):

          (i) institute Proceedings in its own name (as Indenture Trustee) and as Indenture Trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders; and

          (iv) sell the Collateral or any portion thereof or rights or interest therein in a commercially reasonable manner, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee shall obtain at the cost of the Issuer and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          first: to the Indenture Trustee, for any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article V and for any other unpaid amounts due to the Indenture Trustee hereunder, to the Custodians for any amounts due and owing to them under the Custodial Agreements, and to the Owner Trustee, to the extent of any fees and expenses due


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

          and owing to it (including pursuant to Section 7.02 of the Trust Agreement) and for any other unpaid amounts due to the Owner Trustee hereunder;

          second: to the Master Servicer and Servicers for any Master Servicing Fees or Servicing Fees then due and unpaid and any unreimbursed Advances and other servicing advances; and

          third: to the Notes, all accrued and unpaid interest thereon and amounts in respect of principal; provided, however, that accrued and unpaid interest shall be paid to Noteholders before any payments in respect of principal.

     The Indenture Trustee may fix a record date and Distribution Date for any payment to be made to the Noteholders pursuant to this Section. At least [ o ] days before such record date, the Indenture Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the Distribution Date and the amount to be paid.

     SECTION 5.5 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or Indenture Trustee, or for any other remedy hereunder, unless:

     (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

     (b) a Majority of the Noteholders have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

     (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

     (d) the Indenture Trustee for [ o ] days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

     (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Majority of the Noteholders.

     It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes pursuant to this Section, each representing less than the Majority of the Noteholders, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture.


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

     SECTION 5.6 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on, such Note on or after the Maturity Date (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     SECTION 5.7 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     SECTION 5.8 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.9 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be

     SECTION 5.10 Control by Noteholders.

     The Majority of the Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture;

     (b) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by not less than 100% of the Outstanding Amount of the Notes; and

     (c) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.


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

     Notwithstanding the rights of the Noteholders set forth in this Section, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     SECTION 5.11 Waiver of Past Defaults.

     Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Majority of the Noteholders may waive any past Default or Event of Default and its consequences except a Default (a) in the payment of interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note, as applicable. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 5.12 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     SECTION 5.13 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.14 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

     SECTION 5.15 Optional Preservation of the Collateral. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion (at the expense of the Issuer) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

     SECTION 5.16 Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so and at the Issuer's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Sale Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Servicing Agreement and the Sale Agreement.

     (b) If an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of a Majority of the Noteholders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Master Servicer under or in connection with the Servicing Agreement or the Seller under or in connection with the Mortgage Loan Sale Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Servicing Agreement or Mortgage Loan Sale Agreement, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE


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

     SECTION 6.1 Duties of Indenture Trustee.

     (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with this Agreement or upon a direction received by it pursuant to Section 5.10 hereof;

          (iv) the Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer;

          (v) money held in trust by the Indenture Trustee shall be segregated from other funds except to the extent permitted by law or the terms of this Indenture or the Servicing Agreement;

          (vi) no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;


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

          (vii) every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA;

          (viii) the Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except an Event of Default described in Section 5.01(a)(i)) unless a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof; in the absence of such actual knowledge, the Indenture Trustee may conclusively assume that there is no default or Event of Default; and

          (ix) anything in this Agreement to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (d) The Indenture Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Indenture Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Indenture Trustee pursuant to this Agreement or any other Operative Agreement, and (ii) in accordance with any document or instruction delivered to the Indenture Trustee pursuant to the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement or any Operative Agreement against the Indenture Trustee. The Indenture Trustee shall have no responsibility to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Operative Agreement or to prepare or file any tax return for the Trust. The Indenture Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Collateral that result from actions by, or claims against itself that are not related to the administration of the Collateral.

     (e) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     (f) The Indenture Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses; provided, that nothing in this Section 6.1(f) shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer's failure to pay the Indenture Trustee's fees and expenses pursuant to Section 6.7. In determining that such repayment or indemnity is not reasonably assured to it, the Indenture Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Collateral pursuant to Section 6.7.


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

     SECTION 6.2 Rights of Indenture Trustee.

     (a) The Indenture Trustee may rely on and shall be protected in acting in good faith upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or an Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of such agent, attorney, custodian or nominee appointed by the Indenture Trustee with due care.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel or any Opinion of Counsel with respect to legal matters relating to the Operative Agreements shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel. The Issuer shall be responsible for the reasonable costs and expenses of any such counsel.

     (f) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Majority the Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Indenture Trustee, shall be repaid by the Issuer upon demand.

     (g) The right of the Indenture Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

     (h) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.


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

     SECTION 6.3 Individual Rights of Indenture Trustee.

     The Indenture Trustee in its individual or any other capacity other than as Indenture Trustee may, and in its capacity as Indenture Trustee may not, become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.

     SECTION 6.4 Indenture Trustee's Disclaimer.

     (a) The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any other Operative Agreement or the Notes or the Issuer's use of the proceeds from the Notes, or responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     (b) Notwithstanding anything to the contrary in this Indenture or the other Operative Agreements, the Indenture Trustee shall have no duties, responsibilities or obligations under the Consolidated Agreement or the Existing Trust Agreements (as defined in the Consolidated Agreement).

     SECTION 6.5 Notice of Default. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within [ o ] days after it acquires knowledge of such Default.

     SECTION 6.6 Reports by Indenture Trustee to Holders. Upon request by a Noteholder, the Master Servicer shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and State income tax returns.

     SECTION 6.7 Compensation and Indemnity. As compensation for its services hereunder and under the Servicing Agreement (including in its capacity as Paying Agent and Custodian), the Indenture Trustee shall be entitled to receive an annual fee (which shall not be limited by any provision of law in regard to the compensation of a Indenture Trustee of an express trust) payable by the Master Servicer. Reimbursement for all reasonable out-of-pocket expenses incurred or made by the Indenture Trustee, including costs of collection, shall be payable by the Issuer. Such expenses shall include the reasonable compensation and expenses, disbursements and advances, if any, of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall, or shall cause the Seller to, and the Seller shall, indemnify the Indenture Trustee (including in its capacities as Paying Agent, Custodian and Securities Intermediary) and [o], in its capacity as a Custodian, against any and all loss, liability or expense (including attorneys' fees) incurred by the Indenture Trustee (including in its capacities as Paying Agent, Custodian and Securities Intermediary) (or [o], in its capacity as a Custodian) in connection with the administration of this trust and the performance of its duties under the Operative Agreements. The Indenture Trustee (or a Custodian) shall notify the Issuer and the Seller promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee (or a Custodian) to so notify the Issuer and the Seller shall not relieve the Issuer and the Seller of its obligations hereunder. The Issuer shall or shall cause the Seller to defend any such claim, and


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the Indenture Trustee, the Paying Agent, the Custodian and the Securities
Intermediary may have separate counsel and the Issuer shall or shall cause the Seller to pay the fees and expenses of such counsel. The Seller need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee, the Paying Agent, the Custodian or the Securities Intermediary to the extent attributable to such Person's own willful misconduct, negligence or bad faith.

     The payment and indemnification obligations of the Seller, the Master Servicer and the Issuer, as applicable, to the Indenture Trustee (including in its capacities as Paying Agent, Custodian and Securities Intermediary) (or [o], in its capacity as a Custodian) pursuant to this Section shall survive the resignation or removal of the Indenture Trustee (or its Custodian) or discharge of this Indenture. When the Indenture Trustee incurs expenses in connection with the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

     SECTION 6.8 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

     (a) the Indenture Trustee fails to comply with Section 6.11;

     (b) the Indenture Trustee is adjudged a bankrupt or insolvent;

     (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

     (d) the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the "resigning or removed Indenture Trustee"), the Issuer shall promptly appoint a successor Indenture Trustee that satisfies the eligibility requirements of Section 6.11.

     The resigning or removed Indenture Trustee agrees to cooperate with any successor Indenture Trustee in effecting the termination of the resigning or removed Indenture Trustee's responsibilities and rights hereunder and shall promptly provide such successor Indenture Trustee all documents and records reasonably requested by it to enable it to assume the Indenture Trustee's functions hereunder. Any successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.

     The resigning or removed Indenture Trustee shall Grant to the successor Indenture Trustee the Collateral, and the Seller, the Issuer and the resigning or removed Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be


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required for more fully and certainly vesting and confirming in the successor
Indenture Trustee all rights, powers, duties and obligations under this Indenture.

     The successor Indenture Trustee shall deliver a written acceptance of its appointment to the resigning or removed Indenture Trustee and the Issuer. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The resigning Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within [ o ] days after the retiring Indenture Trustee resigns or is removed, the resigning or removed Indenture Trustee, the Issuer or the Holders of a majority of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

     SECTION 6.9 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-Indenture Trustee or co-Indenture Trustees, or separate Indenture Trustee or separate Indenture Trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the


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other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-Indenture Trustee or separate Indenture Trustee shall be required under this Section 6.10 hereof;

     (b) Every separate Indenture Trustee and co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture Trustee or co-Indenture Trustee, but solely at the direction of the Indenture Trustee;

          (ii) no Indenture Trustee hereunder shall be personally liable by reason of any act or omission of any other Indenture Trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate Indenture Trustee or co-Indenture Trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them. Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Indenture and the conditions of this Article VI. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Indenture Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate Indenture Trustee or co-Indenture Trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor Indenture Trustee.


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

     SECTION 6.11 Eligibility. The Indenture Trustee shall at all times (i) satisfy the requirements of TIA Section 310(a), (ii) have a combined capital and surplus of at least $[50,000,000] as set forth in its most recently published annual report of condition, (iii) have a long-term debt rating equivalent to "A" or better by the Rating Agencies or be otherwise acceptable to the Rating Agencies [;] [and] (iv) not be an Affiliate of the Issuer or the Owner Trustee. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     SECTION 6.12 Representations and Warranties. The Indenture Trustee hereby represents that:

     (a) the Indenture Trustee is duly organized and validly existing as a [o] in good standing under the laws of the State of [o] with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

     (b) the Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

     (c) the consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

     (d) there are no proceedings or investigations pending or, to the knowledge of the Indenture Trustee, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

     SECTION 6.13 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

     SECTION 7.1 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to


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the Indenture Trustee not more than [ o ] days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     SECTION 7.2 Preservation of Information; Communications to Noteholders.

     (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Note Registrar and the Indenture Trustee shall have the protection of TIA Section 3l2(c).

     SECTION 7.3 Reports by Issuer.

     (a) The Issuer shall:

          (i) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (ii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clause (i) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     SECTION 7.4 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each March 1, beginning with March 1, 200_, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes


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are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     SECTION 8.1 Collection of Money.

     (a) Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     SECTION 8.2 Payments on the Notes.

     (a) On each Distribution Date, the Paying Agent (or, if the Indenture Trustee acts as Paying Agent, the Indenture Trustee) shall distribute the Available Distribution Amount as follows.

          first, to the Noteholders the Interest Distribution Amount for such Distribution Date;

          second, to the Noteholders, the amount of Principal Distribution for such Distribution Date in reduction of the Note Principal Balance until the Note Principal Balance reducted to zero;

          third, to the Noteholders in reduction of the Note Principal Balance, the amount, if any, equal to the lessor of (A) the Excess Cash with respect to such Distribution Date (after giving effect to application of Monthly Principal for such Distribution Date) and (2) the amount necessary to reduce the Note Principal Balance to zero (the "Excess Cash Payment");

Any Available Distribution Amount remaining after application in the manner specified above will be released to holders of the Trust Certificates, free and clear of the lien of this Indenture.

     SECTION 8.3 Release of Collateral.

     (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture or the Servicing


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Agreement shall, execute instruments to release property from the lien of this
Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or the Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     (b) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due to the Noteholders and all fees and expenses of the Indenture Trustee, the Master Servicer and the Custodians pursuant to this Indenture have been paid, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this subsection (b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 13.1 hereof.

                                   ARTICLE IX

                          ADMINISTRATION OF TRUST FUND

     SECTION 9.1 Collection Accounts; Distribution Account.

     (a) On or prior to the Closing Date, the Master Servicer shall have caused the Servicers to establish and maintain one or more Collection Accounts, which shall be Eligible Accounts into which all Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under the related Servicing Agreement, shall be deposited. On each Remittance Date, the Servicers shall remit to the Indenture Trustee for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of the related Servicing Agreement.

     (b) The Indenture Trustee shall establish and maintain an Eligible Account entitled "Distribution Account of __________, as Indenture Trustee for the benefit of the Holders of the Luminent Mortgage Trust 200_ - ____, Mortgage-Backed Notes, Series 200_ - ____." The Indenture Trustee shall, promptly upon receipt from the Servicers on each Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

          (i) the aggregate of collections with respect to the Mortgage Loans remitted by the Servicers from the related Collection Accounts and the amount of any Monthly Advances, Servicing Advances or Compensating Interest Payments with respect to the Mortgage Loans;

          (ii) any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Monthly Advances, Servicing Advances or Compensating Interest Payments with respect to the Mortgage Loans not paid by the Servicers; and


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

          (iii) any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

     (c) In the event the Master Servicer or a Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Indenture Trustee to withdraw such amount from the Distribution Account for repayment to the Master Servicer or the related Servicer, as applicable, by delivery of an Officer's Certificate to Indenture Trustee which describes the amount deposited in error.

     (d) On each Distribution Date, the Indenture Trustee shall distribute the Available Distribution Amount to the Noteholders and any other parties entitled thereto. The Indenture Trustee may from time to time withdraw from the Distribution Account and pay the Master Servicer, the Indenture Trustee, the Securities Administrator or any Servicer any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to the clauses (A) through (D) of the definition of Available Distribution Amount.

     (e) Funds in the Distribution Account may be invested in Permitted Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the Distribution Date (except that if such Permitted Investment is an obligation of the Master Servicer, then such Permitted Investment shall mature not later than such applicable Distribution Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Indenture Trustee (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Distribution Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.

     SECTION 9.2 Permitted Withdrawals from the Distribution Account. The Indenture Trustee shall withdraw funds from the Distribution Account for distributions to Noteholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold hereunder. In addition, the Indenture Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

          (i) to pay to itself the Indenture Trustee Fee for the related Distribution Date;

          (ii) to pay the Master Servicer the Master Servicing Fee for the related Distribution Date;

          (iii) to withdraw and return to the related Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

          (iv) to clear and terminate the Distribution Account upon termination of this Indenture.


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     SECTION 9.3 Advances by Master Servicer. If any Servicer fails to remit any
Advance required to be made under the applicable Servicing Agreement, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance. If the Master Servicer determines that an Advance is required, it shall on the Business Day preceding the Distribution Date immediately following such Determination Date, remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. The Master Servicer and each Servicer shall be entitled to be reimbursed for all Advances made by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is a Non-recoverable Advance, the Master Servicer shall be under no obligation to make such Advance. If the Master Servicer determines that an Advance is a Non-recoverable Advance, it shall, on or prior to the related Distribution Date, deliver an Officer's Certificate to the Indenture Trustee to such effect; provided, that, with respect to any Mortgage Loan for which the related Servicer provided an Officer Certificate that any Advance would constitute a Non-recoverable Advance, such Officer's Certificate shall fulfill the Master Servicer's obligations under this Section 9.3.

     SECTION 9.4 Compensating Interest Payments. The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Prepayment Interest Shortfalls relating to such Distribution Date are required to be paid but not actually paid by the Servicers. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

     SECTION 9.5 Pre-Funding Account.

     (a) The Indenture Trustee shall establish and maintain an Eligible Account, to be held in trust for the benefit of Noteholders, entitled "Pre-Funding Account of [o], as Indenture Trustee, for the benefit of Holders of the Luminent Mortgage Trust 200_-_ Mortgage-Backed Notes." On the Closing Date, the Depositor will cause to be deposited to the Pre-Funding Account the Pre-Funded Amount.

     (b) Amounts on deposit in the Pre-Funding Account (exclusive of investment earnings thereon) shall solely be applied to acquire Subsequent Mortgage Loans.

     (c) On any Subsequent Sale Date, the Depositor shall instruct the Indenture Trustee, in writing, to withdraw funds (exclusive of investment earnings) from the Pre-Funding Account (specifying the applicable sub-account, if applicable) in an amount equal to the price for the Subsequent Mortgage Loans to be acquired on such Subsequent Sale Date, and to pay such amount to the order of the Depositor. In no event shall the Indenture Trustee withdraw from the Pre-Funding Account an amount in excess of the Pre-Funded Amount (or portion thereof) deposited to such Account on the Closing Date.

     (d) During the Pre-Funding Period, amounts on deposit in the Pre-Funding Account may be invested in Permitted Investments by the Indenture Trustee at the direction of the Depositor, or in absence of direction from the Depositor, in money market funds described in paragraph (viii) of the definition of Permitted Investments in Article I. All such Permitted


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Investments shall be made in the name of the Indenture Trustee (in it capacity as such) or its nominee. Any investment earnings on such Permitted Investments held in the Pre-Funding Account shall be immediately transferred to the Distribution Account and constitute part of the Available Distribution Amount for distribution to the related Noteholders on the next succeeding Distribution Date.

     (e) On the last day of the Pre-Funding Period, the Indenture Trustee shall transfer any remaining Pre-Funded Amount on deposit in the Pre-Funding Account (or sub-account thereof, if applicable) to the Distribution Account, which will be held uninvested, and will be included in the Available Distribution Amount for distribution to the Notes as an additional prepayment of principal on the immediately following Distribution Date and terminate such Account.

     (f) The Indenture Trustee, on behalf of the Trust, shall be the legal owner of the Pre-Funding Account. All amounts earned on deposits in the Pre-Funding Account shall be taxable to ___________. The Indenture Trustee shall release to ___________ all investment earnings in the Pre-Funding Account on the Business Day immediately following the end of the Pre-Funding Period.

     (g) On the Subsequent Sales Date, each Subsequent Mortgage Loan must meet the following conditions: (i) the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 30 years; (ii) the addition of the Subsequent Mortgage Loans will not result in the reduction, qualification or withdrawal of the then current ratings of the Notes; (iii) no Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than 100%; (iv) each Subsequent Mortgage Loan will be underwritten in accordance with the underwriting guidelines used for the original Mortgage Loans; (v) the acquisition of the Subsequent Mortgage Loans will not lower the weighed average annual percentage rate of all of the Mortgage Loans held by the Trust Fund by 100 basis points or more.

     SECTION 9.6 Financial Assets Custodial Account.

     (a) The Indenture Trustee, shall establish and maintain an Eligible Account, to be held in trust for the benefit of Noteholders, entitled "Financial Assets Custodial Account of [o], as Indenture Trustee, for the benefit of the Holders of the Luminent Mortgage Trust 200_-_ Mortgage-Backed Notes." On the Closing Date, the Depositor shall cause to be deposited in the Financial Assets Custodial Account the those Financial Assets identified on Schedule II.

     (b) The Financial Asset Custodial Account is a "securities account" (within the meaning of Section 8-501(a) of the UCC) in respect of which the Indenture Trustee is a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) and the Indenture Trustee is the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC).

     (c) The Indenture Trustee hereby agrees that each item of property (whether cash, a security, an instrument or any other property whatsoever) credited to any of the Accounts shall be treated as a "financial asset" under Article 8 of the UCC. All securities and other financial assets credited to the Financial Asset Custodial Account that are in registered form or that are payable to or to order shall be (i) registered in the name of, or payable to or to the order of, the


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Indenture Trustee, (ii) endorsed to or to the order of the Indenture Trustee or in blank or (iii) credited to another securities account maintained in the name of the Indenture Trustee.

     (d) The Indenture Trustee agrees that its "securities intermediary's jurisdiction" (within the meaning of Section 8-110(e) of the UCC) with respect to the Accounts is the State of [o].

     (e) Any distributions received in respect of the Financial Assets during the related Due Period shall be remitted to the Distribution Account on or prior to the related Distribution Date for Distribution.

     SECTION 9.7 Calculation of LIBOR.

     (a) For each LIBOR Determination Date, the Indenture Trustee will determine the arithmetic mean of the London Interbank Offered Rate quotations for one-month Eurodollar deposits ("LIBOR") for the succeeding Accrual Period on the basis of the Reference Banks' offered LIBOR quotations provided to the Indenture Trustee as of 11:00 a.m. (London time) for such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, "REFERENCE BANKS" means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Designated Telerate Page for the LIBOR Determination Date in question and (iii) which have been designated as such by the Servicer and are able and willing to provide such quotations to the Servicer for each LIBOR Determination Date. "DESIGNATED TELERATE PAGE" means the [BBA Page][the Bloomberg Screen US0001 Index Page]. ["BBA PAGE" means the interest settlement rates set by the British Bankers' Association as currently displayed on the Dow Jones Telerate Service page 3750.] ["BLOOMBERG SCREEN US0001M INDEX PAGE" means the display designated as page US0001M on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks)]. If any Reference Bank should be removed from the Telerate Page or in any other way fails to meet the qualifications of a Reference Bank, the Indenture Trustee may, in its sole discretion, designate an alternative Reference Bank.

     (b) For each LIBOR Determination Date, LIBOR for the next succeeding Accrual Period will be established by the Indenture Trustee as follows:

          (i) If, for any LIBOR Determination Date, two or more of the Reference Banks provide offered LIBOR quotations on the Telerate Page, LIBOR for the next Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

          (ii) If, for any LIBOR Determination Date, only one or none of the Reference Banks provides such offered LIBOR quotations for the next applicable Accrual Period, LIBOR for the next Accrual Period will be the higher of (x) LIBOR as determined for the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "RESERVE INTEREST RATE" will be the rate per annum that the Indenture Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest


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     five decimal places) of the one-month Eurodollar lending rate that New York
     City banks selected by the Indenture Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London Interbank market or (B) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Indenture Trustee are quoting on such LIBOR Determination Date to leading European banks.

          (iii) If, for any LIBOR Determination Date, the Indenture Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next applicable Accrual Period will be LIBOR as determined for the previous LIBOR Determination Date.

     (c) Notwithstanding the foregoing, LIBOR for an Accrual Period shall not be based on LIBOR for the previous Accrual Period for two consecutive LIBOR Determination Dates. If, under the priorities described above, LIBOR for an Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Indenture Trustee shall select an alternative index (over which the Indenture Trustee has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     (d) The establishment of LIBOR (or an alternative index) by the Indenture Trustee for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

     SECTION 9.8 Monthly Statements to Noteholders.

     (a) Not later than each Distribution Date, the Indenture Trustee shall prepare and make available to each Noteholder, the Master Servicer, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

          (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

          (ii) the amount thereof allocable to interest, any accrued and unpaid Interest Distribution Shortfall Amounts included in such distribution and any remaining unpaid Interest Distribution Shortfall Amount after giving effect to such distribution;

          (iii) if the distribution to the Holders of such Notes is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (iv) the Note Principal Amount after giving effect to the distribution of principal on such Distribution Date;

          (v) the Pool Scheduled Principal Balance for the following Distribution Date;


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          (vi) the amount of the Servicing Fees paid to or retained by each
     Servicer with respect to such Distribution Date, and the amount of Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

          (vii) the amount of Monthly Advances included in the distribution on such Distribution Date and the aggregate amount of Monthly Advances outstanding as of the close of business on such Distribution Date;

          (viii) the number and aggregate principal amounts of Mortgage Loans
     (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) one to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) one to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (x) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xi) the aggregate amount of Realized Losses incurred during the preceding calendar month;

          (xii) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date; and

          (xiii) the Pre-Funded Amount, if any, in the Pre-Funding Account on the related Distribution Date, the amount of funds, if any, used to purchase Subsequent Mortgage Loans during the Pre-Funding Period and the amount of funds, if any, allocated as a prepayment of principal at the end of the Pre-Funding Period.

     The Indenture Trustee may make the above information available to Noteholders via the Indenture Trustee's website at [o].

     (b) The Indenture Trustee's responsibility for disseminating the above information to the Noteholders is limited to the availability, timeliness and accuracy of the information provided by the Servicers and/or the Master Servicer.

     (c) Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Noteholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section
9.8 aggregated for such calendar year or applicable portion thereof during which such Person was a Noteholder. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be


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provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

     SECTION 9.9 Reports to the Securities and Exchange Commission.

     (a) Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished by the Securities Administrator to the Noteholders for such Distribution Date as an exhibit thereto. Prior to [o], the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to [o] and annually thereafter (if required), the Master Servicer shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include, to the extent available, as exhibits (i) each applicable Servicer's annual statement of compliance described under the related Servicing Agreement, (ii) each applicable Servicer's accountants report described under the related Servicing Agreement, (iii) the Master Servicer's accountant's report described in Section 12.15, if applicable, in each case to the extent timely delivered, if applicable, to the Master Servicer, and (iv) a written certification signed by an officer of the Master Servicer that complies with the Sarbanes-Oxley Act of 2002 as in effect on the date of this Agreement and the August 27, 2002, Statement by the Staff of the Division of Corporation Finance of the Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14 as in effect as of the date of this Agreement. If items (i) and (ii) in the preceding sentence are not timely delivered, the Master Servicer shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Master Servicer. The Indenture Trustee hereby grants to the Master Servicer a limited power of attorney to execute and file each Form 8-K and Form 10-K on behalf of the Trust Fund. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor and the Indenture Trustee each agree to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Master Servicer will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to the Depositor.

     (b) The Master Servicer shall indemnify and hold harmless the Depositor, the Indenture Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's obligations under this Section 9.9 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith. Fees and expenses incurred by the Master Servicer in connection with this Section 9.9 shall not be reimbursable from the Trust Fund.


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     SECTION 9.10 Discovery of Breach; Repurchase and Substitution of Mortgage
Loans.

     (a) Pursuant to Section 3.01(h) of the Sale Agreement, the Seller has made certain representations and warranties as to the characteristics of the Mortgage Loans as of the Closing Date and the conveyance thereof to Owner Trustee, for the benefit of the Owner Trustee, Indenture Trustee and the Noteholders and the Seller has agreed under the terms of the Sale Agreement to comply with the provisions of this Section SECTION 9.10(a) in respect of a breach of any of such representations and warranties.

     It is understood and agreed that such representations and warranties set forth in Section 3.01(h) of the Sale Agreement shall survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Owner Trustee and shall continue throughout the term of this Agreement. Upon discovery by the Depositor or receipt of written notice of any materially defective document in, or, following the date of delivery to the Indenture Trustee of a Final Certification, that a document is missing from, a Mortgage File, or discovery by the Depositor or the Seller of the breach by the Seller of any representation or warranty under the Sale Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Noteholders (a "DEFECTIVE MORTGAGE LOAN") (each of such parties hereby agreeing to give written notice thereof to the Indenture Trustee and the other of such parties), the Indenture Trustee, or its designee, shall promptly notify the Depositor in writing of such defective or missing document or breach and request that the Depositor deliver such missing document or cure or cause the cure of such defect or breach within 90 days from the date that the Depositor discovered or was notified of such missing document, defect or breach, and if the Depositor does not deliver such missing document or cure such defect or breach in all material respects during such period, the Indenture Trustee shall enforce the Seller's obligation under the Sale Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90-day period; provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90-day period, if the Seller shall have commenced to cure such breach within such 90-day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within an additional 90-day period. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Indenture Trustee, or its designee, upon receipt of written certification from the Securities Administrator of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to it and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto and the Indenture Trustee, or its designee, shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).

     In lieu of [repurchasing any such Mortgage Loan as provided above, either party may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a "DELETED MORTGAGE LOAN") and substitute one or more Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 9.10(b) below. If the Seller is not a member of MERS at the time when it repurchases a Mortgage Loan and the Mortgage is


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registered on the MERS(R) System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS's rules and regulations. It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the such party respecting such omission, defect or breach available to the Indenture Trustee on behalf of the Noteholders.

     (b) Any substitution of Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 9.10(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Substitute Mortgage Loan or Loans, such substitution shall be effected by delivering to the Indenture Trustee, for such Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Owner Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers' Certificate stating that each such Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Indenture Trustee shall acknowledge receipt for such Substitute Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Files and deliver to the Indenture Trustee and the Depositor, with respect to such Substitute Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within one year of the date of substitution, the Custodian shall deliver to the Indenture Trustee and the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Substitute Mortgage Loans, with any exceptions noted thereon. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Seller. For the month of substitution, distributions to Noteholders shall reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Substitute Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Sale Agreement, including all representations and warranties thereof included in the Sale Agreement, in each case as of the date of substitution.

     For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer shall determine the excess (each, a "SUBSTITUTION ADJUSTMENT Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate Scheduled Principal Balance of the Substitute Mortgage Loans replacing such Deleted Mortgage Loans, together with one month's interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Seller shall deliver or cause to be delivered to the Servicer for deposit in the related Collection Account an amount equal to the related Substitution Adjustment Amount, if any, and the Indenture Trustee, upon receipt of the related Substitute Mortgage Loan or Loans and certification by the related Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment,


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in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                                   ARTICLE X

                             SUPPLEMENTAL INDENTURES

     SECTION 10.1 Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of the Holders of any Notes but with prior written notice to the Rating Agencies and with the prior written consent of the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Issuer;

          (iv) to (A) cure any ambiguity, (B) correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provisions herein or in any supplemental indenture or to conform the provisions hereof to those of any Offering Document, (C) obtain a rating for the Notes from a nationally recognized statistical rating organization, or (D) make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that no such supplemental indenture entered into pursuant to clause (D) of this subparagraph (iv) shall adversely affect in any material respect the interests of any Holder not consenting thereto;

          (v) to evidence and provide for the acceptance of the appointment hereunder of a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Article VI; or

          (vi) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.


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provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel stating that entering into such supplemental indenture will not (A) result in a "substantial modification" of the Notes under Treasury Regulation Section
1.1001.3 or adversely affect the status of the Notes as indebtedness for federal income tax purposes or (B) cause the Trust to be subject to an entity level tax.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholder and prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by either (i) an Opinion of Counsel or
(ii) satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder.

     SECTION 10.2 Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the prior consent of the Rating Agencies and with the consent of Holders of not less than 66-2/3% of the Outstanding Amount of Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

     (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in
Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

     (b) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

     (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding";


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     (d) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.4;

     (e) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Operative Agreements cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

     (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date; or

     (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

     The Indenture Trustee may rely on an Opinion of Counsel (at the expense of the party requesting the supplemental indenture) regarding whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

     In connection with requesting the consent of the Noteholders pursuant to this Section, the Issuer shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates and to the Owner Trustee a notice setting forth in general terms the substance of such supplemental indenture. It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 10.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     SECTION 10.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental


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indenture shall be and be deemed to be part of the terms and conditions of this
Indenture for any and all purposes.

     SECTION 10.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     SECTION 10.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

     SECTION 10.7 Amendments to Trust Agreement. The Indenture Trustee shall, upon Issuer Order, consent to any proposed amendment to the Trust Agreement or an amendment to or waiver of any provision of any other document relating to the Trust Agreement, such consent to be given without the necessity of obtaining the consent of the Holders of any Notes upon satisfaction of the requirements under
Section 11.1 of the Trust Agreement.

     Nothing in this Section shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                   ARTICLE XI

             DISPOSITION OF THE COLLATERAL; REDEMPTION OF THE NOTES

     SECTION 11.1 Redemption of the Notes.

     (a) All the Notes may be redeemed in whole, but not in part, on the Redemption Date at the Redemption Price at the option of the holders of a majority of the percentage interests of the Certificates provided, however, that funds in an amount equal to the Redemption Price, any unreimbursed Servicing Advances and any unreimbursed amounts due and owing to the Indenture Trustee hereunder, must have been deposited with the Indenture Trustee prior to the Indenture Trustee's giving notice of such redemption pursuant to Section 11.2 or the Issuer shall have complied with the requirements for satisfaction and discharge of the Notes specified in Section 4.1. Notice of the election to redeem the Notes shall be furnished to the Indenture Trustee and each Noteholder not later than 30 days prior to the Distribution Date selected for such redemption, whereupon all such Notes shall be due and payable on such Distribution Date upon the furnishing of a notice pursuant to Section 11.2 to each Holder of such Notes and the Note Issuer.


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     (b) Upon receipt of the notice from the party exercising its election to redeem the Notes pursuant to Section 11.1(a), the Indenture Trustee shall prepare and deliver to the Issuer, no later than the related Redemption Date, a Distribution Date Statement stating therein that it has determined that the conditions to redemption at the option of the Issuer have been satisfied and setting forth the amount, if any, to be withdrawn from the Distribution Account and paid to the Servicer as reimbursement for Servicing Advances and such other information as may be required to accomplish such redemption.

     (c) The Notes may be redeemed in whole, but not in part, on a Distribution Date specified by the Issuer at any time upon a determination by the Issuer, based on an Opinion of Counsel addressed to the Issuer, the Indenture Trustee and the Noteholders, that a substantial risk exists that the Notes will not be treated for federal income tax purposes as evidence of indebtedenss.

     SECTION 11.2 Form of Redemption Notice. Notice of redemption under Section
11.1 hereof shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than ten days prior to the applicable Redemption Date to each Holder of the Notes to be redeemed, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

     All notices of redemption shall state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) that on a Redemption Date, if the Notes are not to be paid in full, (i) the Redemption Price will become due and payble only with respect to the Notes as shall be specified in such notice and that the amount payable in respect of the redeemed Notes shall be limited to the Redemption Price therefor and (ii) that interest thereon shall cease to accrue on the date specified on the notice for, and that payment of the Redemption Price will be made to, the Persons whose names appear as the registered holders thereof on the Note Register as of the Record Date applicable to such Redemption Date and identified in such notice of redemption;

     (d) that on a Redemption Date, if the Notes are to be paid in full, (i) the fact of such payment in full and that interest thereon shall cease to accrue on the date specified on the notice and (ii) that the payment of all other amounts described in Section 7.01(a)(ii) of the Servicing Agreement will be made; and

     (e) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02 hereof).

     Notice of redemption of the Notes shall be given by the Indenture Trustee in the name of the Issuer and at the expense of [ o ]. Failure to give to any Holder of any Note notice of redemption, or any defect therein, shall not impair or affect the validity of the redemption of any other Note.


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     SECTION 11.3 Notes Payable on Redemption Date. Notes to be redeemed shall, following notice of redemption as required by Section 11.2 hereof (in the case of redemption pursuant to Section 11.1) hereof, on the applicable Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue thereon for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price. The Issuer may not redeem the Notes unless (i) all outstanding obligations under the Notes have been paid in full and (ii) the Indenture Trustee has been paid all amounts to which it is entitled hereunder.

                                  ARTICLE XII

                          ADMINISTRATION AND SERVICING
                    OF MORTGAGE LOANS BY THE MASTER SERVICER

     SECTION 12.1 Duties of the Master Servicer; Enforcement of Servicers'
                  Obligations.

     (a) The Master Servicer, on behalf of the Indenture Trustee, the Depositor and the Noteholders shall monitor the performance of each Servicer, and shall use its reasonable good faith efforts to cause each Servicer to duly and punctually perform all of its duties and obligations in accordance with the terms of the applicable Servicing Agreement (including the obligation of each Servicer to maintain an errors and omissions policy and Fidelity Bond). Upon the occurrence of an "Event of Default" (as defined in the applicable Servicing Agreement) of which an Authorized Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Indenture Trustee thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default. So long as any such default shall be continuing, the Master Servicer may, and shall if it determines such action to be in the best interests of Noteholders, (i) terminate all of the rights and powers of such Servicer as provided in the applicable Servicing Agreement; (ii) exercise any rights it may have to enforce the Servicing Agreement against such Servicer; and/or (iii) waive any such default or take any other action with respect to such default as is permitted thereunder.

     (b) Upon any termination by the Master Servicer of a Servicer's rights and powers pursuant to the Servicing Agreement, subject to Section 12.11 the Master Servicer shall either (i) with the consent of the Indenture Trustee and the Rating Agencies, such consent not to be unreasonably withheld, and in accordance with the applicable provisions of the Servicing Agreement, appoint a successor servicer under the related Servicing Agreement or (ii) assume the obligations of the terminated Servicer under the related Servicing Agreement; provided, however, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to a successor servicer (including the Master Servicer). In connection with the appointment of any successor servicer, the Master Servicer may make such arrangements for the compensation of such successor as it and such successor shall agree, but in no event shall such compensation of any successor servicer (including the Master Servicer) be in excess of that payable to the nominated Servicer.


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     (c) The Master Servicer shall pay the costs of such enforcement (including the termination of any Servicer, the appointment of a successor servicer or the transfer and assumption of the servicing by the Master Servicer) at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney's fees against the party against whom such enforcement is directed, or
(iv) to the extent that such amounts described in (i)-(iii) above are insufficient to reimburse the Master Servicer for such costs of enforcement, from the Trust Fund, as provided in Section 12.2.

     (d) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for the errors or omissions of such Servicer.

          (i) Upon any termination of a Servicer's rights and powers pursuant to its Servicing Agreement, the Master Servicer shall promptly notify the Indenture Trustee and the Rating Agencies, specifying in such notice that the Master Servicer or any successor servicer, as the case may be, has succeeded the Servicer, which notice shall also specify the name and address of any such successor servicer.

          (ii) Neither the Depositor nor the Indenture Trustee shall consent to the assignment by any Servicer of such Servicer's rights and obligations under the related Servicing Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

     (e) The Master Servicer is hereby authorized and empowered by the Indenture Trustee, on behalf of the Noteholders and the Indenture Trustee, in its own name or in the name of any Servicer, when the Master Servicer or the related Servicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Indenture Trustee and the Noteholders of any of them, any and all instruments of assignment and other comparable instrument with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Indenture Trustee, then any related expenses shall be reimbursable to the Master Servicer.

     SECTION 12.2 Compensation to the Master Servicer. The Master Servicer shall be entitled to be paid by the Trust Fund, and may either retain or withdraw from the Distribution Account, (i) its Master Servicing Fee with respect to each Distribution Date, (ii) amounts necessary to reimburse itself for any previously unreimbursed Monthly Advances, Servicer Advances and Non-recoverable Advances in accordance with the definition of "Available Distribution Amount" and (iii) amounts representing assumption fees, late payment charges or other ancillary income not included in the definition of "Available Distribution Amount" and


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which are not required to be remitted by the Servicers to the Indenture Trustee or deposited by the Indenture Trustee into the Distribution Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

     SECTION 12.3 Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

     SECTION 12.4 Resignation of Master Servicer. Except as otherwise provided in Sections 12.3 and 12.5 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee shall have assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

     If, at any time, the Master Servicer resigns under this Section, or transfers or assigns its rights and obligations under Section 12.5, then at such time as [o] also shall resign (and shall be entitled to resign) as Securities Administrator under this Agreement. In such event, the obligations of each such party shall be assumed by the Indenture Trustee or such successor master servicer appointed by the Indenture Trustee (subject to the provisions of Section 12.2).

     SECTION 12.5 Assignment or Delegation of Duties by the Master Servicer.

     Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right with the prior written consent of the Indenture Trustee and the Depositor (which consent shall not be unreasonably withheld), and upon delivery to the Indenture Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrading of the Notes, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are


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transferred to a successor master servicer, the entire amount of the Master
Servicing Fees and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor Master Servicer. Such successor Master Servicer shall also pay the fees of the Indenture Trustee and the Securities Administrator, as provided herein.

     SECTION 12.6 Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

     The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers in this Agreement.

     SECTION 12.7 Indemnification; Third-Party Claims. The Master Servicer agrees to indemnify the Depositor, the Securities Administrator and the Indenture Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Indenture Trustee may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, the Securities Administrator and the Indenture Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator or the Indenture Trustee to indemnification under this Section 12.7, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.


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     SECTION 12.8 Master Servicer Events of Default. "Master Servicer Event of
Default," wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to remit to the Indenture Trustee for distribution to the Noteholders any payment required to be made under the terms of the Notes and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee, or to the Master Servicer, the Depositor and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee, or to the Master Servicer, the Depositor and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

          (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor Servicer as specified in Section 12.3 hereof; or

          (vii) If a representation or warranty of the Master Servicer shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Noteholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within


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     30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Indenture Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights; or

          (viii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Indenture Trustee and Holders of Notes entitled to at least 25% of the Voting Rights; or

          (ix) After receipt of notice from the Indenture Trustee, any failure of the Master Servicer to make any Advances required to be made hereunder.

     If a Master Servicer Event of Default described in clauses (i) through (ix) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Indenture Trustee may, and at the written direction of the Holders of Notes entitled to at least 51% of Voting Rights, the Indenture Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Indenture Trustee or to the Indenture Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Depositor. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes (other than as a Holder of any Note) or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee (or if another successor Master Servicer shall at such time have already been appointed in accordance with Section 12.9, in such successor Master Servicer) pursuant to and under this Section (subject to Section 12.9), and, without limitation, the Indenture Trustee (or such other successor Master Servicer appointed in accordance with Section 12.9) is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Indenture Trustee (or such other successor Master Servicer appointed in accordance with Section 12.9) with all documents and records in the Master Servicer's possession requested by the Indenture Trustee (or such other successor Master Servicer appointed in accordance with Section 12.9) to enable the Indenture Trustee (or such other successor Master Servicer appointed in accordance with Section 12.9) to assume the Master Servicer's functions under this Agreement, and to cooperate with the Indenture Trustee (or such other successor Master Servicer appointed in accordance with Section 12.9) in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Indenture Trustee (or such other successor Master Servicer appointed in accordance with Section 12.9) for administration by it of all cash amounts which at the time shall


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be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master
Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and shall continue to be entitled to the benefits of Section 12.6, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 12.8, the Indenture Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Indenture Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Indenture Trustee and such notice references the Notes, the Trust Fund or this Agreement.

     SECTION 12.9 Indenture Trustee to Act; Appointment of Successor.

     (a) On and after the time the Master Servicer receives a notice of termination, the Indenture Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Indenture Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 12.1 and the obligation to deposit amounts in respect of losses pursuant to Section 12.1) by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities during the period following the termination of the Master Servicer reasonably necessary for the Indenture Trustee as successor to the Master Servicer hereunder to assume the duties and responsibilities of the Master Servicer or caused by the Master Servicer's failure to provide information, documents or funds (or any other items reasonably requested by the Indenture Trustee in order to succeed to the Master Servicer's responsibilities, duties and liabilities hereunder) required by Section 12.8 shall not be considered a default by the Indenture Trustee as successor to the Master Servicer hereunder and shall not result in any liability to the Indenture Trustee. As compensation therefor, the Indenture Trustee shall be entitled to the Master Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Notes entitled to at least 51% of the Voting Rights so request in writing to the Indenture Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $50,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

     The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to indemnify the Indenture Trustee pursuant to Section 12.7, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained


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herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All costs and expenses associated with the transfer of the master servicing responsibilities shall be paid by the terminated Master Servicer upon presentation of reasonable documentation of such costs.

     (b) No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Indenture Trustee shall act in such capacity as hereinabove provided.

     (c) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection
(c). The successor Master Servicer shall cause such assignment to be delivered to the Indenture Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

     SECTION 12.10 Notification to Noteholders.

     (a) Upon any termination of the Master Servicer pursuant to Section 12.8 above or any appointment of a successor to the Master Servicer pursuant to
Section 12.9 above, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer


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Event of Default and (ii) five days after a Responsible Officer of the Indenture
Trustee becomes aware of the occurrence of such an event, the Indenture Trustee shall transmit by mail to all Holders of Notes notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

     SECTION 12.11 Master Servicer to Act as Servicer; Appointment of Successor. On and after the time any Servicer resigns or is terminated pursuant to the terms of the applicable Servicing Agreement, the Master Servicer either shall appoint a successor servicer pursuant to the related Servicing Agreement or shall assume the obligations of such Servicer in its capacity as Servicer under the related Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions of the applicable Servicing Agreement and applicable law. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the related Collection Account if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Master Servicer has become the successor to a Servicer, the Master Servicer may, if it shall be unwilling to so act, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Notes by each Rating Agency as the successor to the related Servicer pursuant to the applicable Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer thereunder. Any successor to any Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Master Servicer, an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer), with like effect as if originally named as a party to the related Servicing Agreement; and provided further that each Rating Agency acknowledges that its rating of the Notes in effect immediately prior to such assignment and delegation shall not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to the terminated Servicer, the Master Servicer shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to the related Servicer pursuant to the Servicing Agreement. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of any Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to any of the Servicers as Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as Servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to its Servicing Agreement.


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

     SECTION 12.12 Notification to Noteholders.

     (a) Upon any termination of or appointment of a successor to the Servicer, the Master Servicer or the Indenture Trustee, as applicable, shall give prompt written notice thereof to Noteholders and to each Rating Agency.

     (b) Within 60 days after the occurrence of any Master Servicer Event of Default, the Master Servicer or the Indenture Trustee, as applicable, shall transmit by mail to all Noteholders notice of each such Master Servicer Event of Default hereunder known to the Master Servicer or the Indenture Trustee, as applicable, unless such Master Servicer Event of Default shall have been cured or waived.

     SECTION 12.13 Records; Confidentiality.

     (a) The Master Servicer shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection and copying by the Depositor (at the Depositor's expense) upon reasonable prior notice during normal business hours.

     (b) The Master Servicer hereby covenants to hold and treat all Confidential Information in confidence in accordance with this Section 12.13(b). The Master Servicer, including its subsidiaries, affiliates, directors, officers, employees, agents or controlling persons, agrees that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of Confidential Information; (ii) shall not use Confidential Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of such Confidential Information; (iii) shall not disclose Confidential Information to third parties without the prior written consent of the Mortgagor other than for the purpose of taking permitted action under this Agreement or any other agreement; (iv) shall maintain adequate physical, technical and administrative safeguards to protect Confidential Information from unauthorized access; and (v) shall promptly notify the Mortgagor if it has sufficient reason to believe that there has been any breach of the confidentiality requirements contained in this Section 12.13(b). Disclosure of any Confidential Information by the Master Servicer at the request of its outside auditors or governmental regulatory authorities in connection with an examination of the Master Servicer by any such authority shall not constitute a breach of its obligations under this Section 12.13(b) and shall not require the prior consent of the Mortgagor so long as such disclosure is not in violation of the Right to Financial Privacy Act of 1978, as amended, the Gramm-Leach-Bliley Act of 1999 or other applicable law.

     SECTION 12.14 Annual Officer's Certificate as to Compliance.

     (a) The Master Servicer shall deliver to the Indenture Trustee and the Rating Agencies on or before May 31 of each year, commencing on May 31, [o], an Officer's Certificate signed by a Servicing Officer, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this

Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

     (b) Copies of such statements shall be provided to any Noteholder upon request, by the Master Servicer or by the Indenture Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless
(i) the Master Servicer shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Master Servicer's failure to provide such statement).

     SECTION 12.15 Annual Independent Accountant's Servicing Report. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certificate public accountants to furnish a statement to the Indenture Trustee, the Rating Agencies and the Seller on or before May 31 of each year, commencing on May 31, [o] to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Noteholder upon request by the Master Servicer, or by the Indenture Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Indenture Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.1 Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (a) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (c) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of each such signatory, such condition or covenant has been complied with.

     SECTION 13.2 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, stating that the information with respect to such factual matters is in the possession of the Seller, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such


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

application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     SECTION 13.3 Acts of Noteholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 13.4 Notices, etc. to Indenture Trustee, the Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

     (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

     (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Luminent Mortgage Trust 200_-__, in care of [o], or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

     (c) Any notice required to be given to the Seller or [o] pursuant to
Section 6.07 shall be sufficient for every purpose hereunder if in writing and delivered by first-class mail, postage prepaid, overnight courier or facsimile to such parties addressed to the Seller at [o]; or to [o] at [o].

     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested by overnight courier or facsimile. Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not constitute a Default or Event of Default.

     SECTION 13.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered by first-class mail, postage prepaid, overnight courier or facsimile to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 13.6 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     SECTION 13.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 13.8 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed


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

or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-Indenture Trustees and agents.

     SECTION 13.9 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.10 Benefits of Indenture and Consent of Noteholders. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of this Indenture.

     SECTION 13.11 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     SECTION 13.12 Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND TO THE EXTENT PERMITTED BY LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 13.13 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 13.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     SECTION 13.15 Issuer Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner


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

Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     SECTION 13.16 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, hereby covenant and agree that they will not at any time institute against the Seller, the Depositor or the Issuer or join in any institution against the Seller, the Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Operative Agreements.

     SECTION 13.17 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     SECTION 13.18 Execution by the Issuer. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by [o], not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in its as Indenture Trustee, (b) each of the representations, undertaking and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [o] but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on [o], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall [o] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representations, warranty or covenant made or undertaken by the Issuer under this Indenture or any other document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Issuer, the Master Indenture Trustee and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                        LUMINENT MORTGAGE TRUST 200_-_, as
                                        Issuer


                                        By: [o],
                                            not in its individual capacity but
                                            solely as Owner Trustee


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                        [o],
                                        as Master Servicer

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                        [o],
                                        as Indenture Trustee


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                  [INDENTURE]

                                   EXHIBIT A-1

                                  FORM OF NOTE

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS NOTE DOES NOT EVIDENCE AN OBLIGATION OF OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     EACH PURCHASER OR PROPOSED TRANSFEREE OF A NOTE MUST REPRESENT TO THE INDENTURE TRUSTEE EITHER (A) THAT IT IS NOT, AND IS NOT PURCHASING THE NOTES WITH ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN OR CHURCH PLAN THAT IS SUBJECT TO ANY PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) THAT ITS ACQUISITION AND HOLDING OF THE NOTES WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE ISSUER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE.


                                     A-1-1

                        LUMINENT MORTGAGE TRUST 200_-__,
                              MORTGAGE-BACKED NOTES

Aggregate Original Principal Amount     Original Principal Amount of this Note:
of the
Notes:  _____________________________   ________________________________________

INTEREST RATE: Adjustable               CUSIP: _________________________________

Number ______________________________

     Luminent Mortgage Trust 200_-_, a statutory business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ___________________ DOLLARS AND NO/100 ($ ) payable on each Distribution Date in an amount equal to the result obtained by multiplying (A) a fraction the numerator of which is $___________________ and the denominator of which is the aggregate original principal amount of all Notes issued on the Closing Date, by (B) the aggregate amount, if any, payable from the Distribution Account in respect of principal on the Notes pursuant to Section [__] of the Indenture, dated as of [o], between the Issuer and [o], a [o] as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Distribution Date occurring in [o] (the "Maturity Date") or as otherwise specified in the Indenture. Capitalized terms used but not defined herein are defined in the Indenture, which also contains rules as to construction that shall be applicable herein.

     The Issuer will pay interest on this Note at a per annum rate equal to the
Note Interest Rate, on the principal amount of this Note outstanding on the immediately preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) on each Distribution Date until the principal of this Note is paid or made available for payment in full.

     Interest on this Note will accrue for each Distribution Date during the period beginning on the immediately preceding Distribution Date (or [o], in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date (each, an "Accrual Period"). Interest will be computed on the basis of a 360-day year and the actual number of days elapsed during the related Accrual Period. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.


                                     A-1-2

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

                                        LUMINENT MORTGAGE TRUST 200_-__

                                        By: [o],
                                            not in its individual capacity but
                                            solely as Owner Trustee under the
                                            Trust Agreement


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                        Dated: [o]

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                        [o],
                                             not in its individual capacity but
                                             solely as Indenture Trustee,

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                        Dated: [o]


                                     A-1-3

                         LUMINENT MORTGAGE TRUST 200_-_

     This Note is one of a duly authorized issue of Notes of the Issuer, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. This Note is subject to all terms of the Indenture.

     Principal of this Note will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [o] day of each month or, if any such date is not a Business Day, the next succeeding Business Day, commencing in [o].

     Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, or, upon written request made to the Indenture Trustee at least five Business Days prior to the related Record Date by the Holder of a Note having an initial Note Principal Amount of not less than $[2,500,000], by wire transfer in immediately available funds to an account specified in the request and at the expense of such Noteholder, except that, unless Definitive Notes have been issued pursuant to Section [__] of the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to this Note on the Maturity Date, which shall be payable as provided in the Indenture. Checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date shall be notified by the Indenture Trustee, in the name of and on behalf of the Issuer. Such notice shall be mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the


                                     A-1-4
requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Depositor or the Issuer, or join in any institution against the Seller, the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Operative Agreements.

     Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of the Indenture.

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Collateral. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for all federal, state and local income tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this


                                     A-1-5

Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than 66-2/3% of the Outstanding Amount of Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the amendment thereof, in certain limited circumstances, or the waiver of certain terms and conditions set forth in the Indenture, without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND, CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Operative Agreements, none of the Issuer in its individual capacity, the Owner Trustee in its individual capacity, the Indenture Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Operative Agreements, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement


                                     A-1-6
against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                     A-1-7

                                   ASSIGNMENT

     Social Security or taxpayer I.D. or other identifying number of assignee:
_______________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________________*/

Signature Guaranteed:

___________________________________*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                     A-1-8